                                                                     Exhibit 4.2


                             AMENDED AND RESTATED

                      SHAREHOLDERS' AND VOTING AGREEMENT

                                 by and among

                            INTEK INFORMATION, INC.

                       CONNING CAPITAL PARTNERS V, L.P.

                 THE BEACON GROUP III - FOCUS VALUE FUND, L.P.

                  U.S. INFORMATION TECHNOLOGY FINANCING, L.P.

                             ENCOMPASS GROUP, INC.

                            TRANS COSMOS USA, INC.

                                BVCF IV, L.P.

                                      and

                            THE OTHER SHAREHOLDERS
                          THAT ARE SIGNATORIES HERETO


                         Dated as of January 14, 2000

                               TABLE OF CONTENTS
                               -----------------

Section 1.  Definitions..........................................................    1
            -----------

Section 2.  Methodology for Calculations.........................................    7
            ----------------------------

Section 3.  Corporate Governance.................................................    8
            --------------------
   3.1.     Composition of the Board.............................................    8
            ------------------------
   3.2.     Committees; Subsidiaries; Audit Committee; Compensation Committee....   15
            -----------------------------------------------------------------
   3.3.     Vacancies; Removal...................................................   15
            ------------------
   3.4.     Non-Voting Observer..................................................   17
            -------------------
   3.5.     Representative.......................................................   20
            --------------
   3.6.     Board and Committee Meetings.........................................   21
            ----------------------------
   3.7.     Directors' Indemnification...........................................   22
            --------------------------
   3.8.     Irrevocable  Proxy...................................................   23
            ------------------
   3.9.     Contractual Management Rights........................................   23
            -----------------------------
   3.10.    Expenses.............................................................   23
            --------
   3.11.    Cooperation..........................................................   24
            -----------

Section 4.  Restrictions on Transfers of Stock...................................   24
            ----------------------------------
  4.1.      General..............................................................   24
            -------
  4.2.      Shareholders' Agreement..............................................   25
            -----------------------
  4.3.      Conflicts with Other Provisions of this Agreement....................   25
            -------------------------------------------------

Section 5.  Rights of First Offer................................................   25
            ---------------------
  5.1.      First Offer..........................................................   25
            -----------
  5.2.      First Offer Obligations..............................................   26
            -----------------------
  5.3.      Transfer of Subject Stock............................................   27
            -------------------------
  5.4.      Closing..............................................................   27
            -------
  5.5       Rights on Certain Management Sales...................................   27
            ----------------------------------
  5.6.      Limitations..........................................................   28
            -----------

Section 6.  Tag-Along Rights.....................................................   29
            ----------------
  6.1.      Tag-Along............................................................   30
            ---------
  6.2.      Tag-Along Obligations................................................   29
            ---------------------
  6.3.      Closing..............................................................   30
            -------
  6.4.      Limitations..........................................................   30
            -----------

Section 7.  Drag-Along Rights....................................................   30
            -----------------
  7.1.      Drag-Along...........................................................   30
            ----------
  7.2.      Limitations..........................................................   31
            -----------

Section 8.  Pre-emptive Rights...................................................   31
            ------------------
  8.1.      Pre-emptive Rights...................................................   31
            ------------------
  8.2.      Purchase of Pre-Emptive Stock........................................   32
            -----------------------------
  8.3.      Issuance of Stock....................................................   32
            -----------------
  8.4.      Closing..............................................................   32
            -------
  8.5.      Limitations..........................................................   32
            -----------

Section 9.  Holdback Agreement; Adjustments......................................   33
            -------------------------------
  9.1.      General..............................................................   33
            -------
  9.2       Adjustments..........................................................   33
            -----------

Section 10. Certain Covenants....................................................   34
            -----------------
  10.1.     Financial Statements and Other Information...........................   34
            ------------------------------------------
  10.2.     Restrictions.........................................................   36
            ------------
  10.3.     Reservation of Common Stock..........................................   38
            ---------------------------
  10.4.     Public Disclosures...................................................   39
            ------------------

Section 11. Conflicting Agreements...............................................   39
            ----------------------

Section 12. Legend...............................................................   39
            ------
  12.1.     Legend...............................................................   39
            ------
  12.2.     Termination of Legend................................................   40
            ---------------------

Section 13. Representations and Warranties.......................................   40
            ------------------------------
  13.1.     Representations and Warranties of Each Party.........................   40
            --------------------------------------------
  13.2.     Representations and Warranties to Conning and Beacon.................   41
            ----------------------------------------------------

Section 14. Duration of Agreement................................................   41
            ---------------------

Section 15. Further Assurances...................................................   41
            ------------------

Section 16. Increased Authorized Stock...........................................   42
            --------------------------

Section 17. Amendment and Waiver.................................................   42
            --------------------

Section 18. Severability.........................................................   43
            ------------

Section 19. Entire Agreement.....................................................   43
            ----------------

Section 20. Successors and Assigns...............................................   43
            ----------------------

Section 21. Counterparts.........................................................   43
            ------------

Section 22. Remedies.............................................................   43
            --------

Section 23. Notices..............................................................   44
            -------

Section 24. Governing Law; Consent to Jurisdiction...............................   44
            --------------------------------------

Section 25. Miscellaneous........................................................   45
            -------------

Section 26. Construction.........................................................   45
            ------------

Section 27. Pledges of Shares....................................................   45
            -----------------

Section 28. O'Crowley Life Insurance; Use of Proceeds............................   45
            -----------------------------------------

Section 29. Rule Against Perpetuities............................................   46
            -------------------------

Section 30. Spider Technologies, Inc. Spin Off...................................   46
            ----------------------------------
  30.1      No Application to Spider.............................................   46
            ------------------------
  30.2      Unwind...............................................................   46
            ------
  30.3      Effect on Liquidation Preference.....................................   47
            --------------------------------
  30.3.2.   Spider Excess Preference Distribution................................   48
            -------------------------------------
  30.3.3.   Spider Deficit Distribution..........................................   49
            ---------------------------

                             AMENDED AND RESTATED
                             --------------------
                      SHAREHOLDERS' AND VOTING AGREEMENT
                      ----------------------------------


        THIS AMENDED AND RESTATED SHAREHOLDERS' AND VOTING AGREEMENT (the "Agreement") is made effective as of January 14, 2000, by and among INTEK
 ---------
INFORMATION, INC., a Delaware corporation (the "Company"), CONNING INSURANCE
                                                -------
CAPITAL PARTNERS V, L.P. a Delaware limited partnership ("Conning"), THE BEACON
                                                          -------
GROUP III - FOCUS VALUE FUND, L.P., a Delaware limited partnership ("Beacon"),
                                                                     ------
U.S. INFORMATION TECHNOLOGY FINANCING, L.P., a Washington limited partnership ("USITF"), ENCOMPASS GROUP, INC., a Washington corporation, ("Encompass"), TRANS
  -----                                                       ---------
COSMOS USA, INC., a Washington corporation ("TCI"), BVCF IV, L.P., a Delaware
                                             ---
limited partnership ("BRINSON"), and each of the stockholders of the Company
                      -------
executing one of the signature pages attached hereto or who was a party to the Original Agreement (as defined below) (including by execution of a Joinder Agreement) and is still a holder of Stock.

                             W I T N E S S E T H :
                             --------------------

        WHEREAS, the Company, Conning, Beacon, Resource Bancshares Corporation, a South Carolina corporation ("RBC"), USITF, Encompass, TCI, Timothy O'Crowley
                               ---
("O'Crowley"), and Frank Richards ("Richards", and together with Conning,
  ---------                         --------
Beacon, RBC and O'Crowley, the "Amending Shareholders") are parties to that
                                ---------------------
certain Amended and Restated Shareholders' and Voting Agreement made as of April 16, 1999 (the "Original Agreement"); and
               ------------------

        WHEREAS, the Amending Shareholders, who collectively hold at least a majority of the outstanding Common Stock, and the Company desire to amend and restate the Original Agreement in its entirety as set forth herein, as permitted in Section 17 of the Original Agreement; and

        WHEREAS, this Agreement is entered into in contemplation of a public offering of the Company's Common Stock, and addresses issues between the date hereof and the closing of that offering and the termination of this Agreement upon that closing; and

        WHEREAS, the parties hereto deem it to be in their best interests to enter into an agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of shares of capital stock of the Company.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

        Section 1. Definitions.
                   ------------

        As used herein, the following terms shall have the following meanings:

        "Accepting Shareholder Ratio" means, with respect to an Accepting
         ---------------------------
Shareholder or Accepting MT Shareholder (as applicable), a fraction, the numerator of which shall be the number of shares of outstanding Common Stock (including, but not limited to, shares of the Subject Stock previously subscribed for pursuant to Section 5.2 or Section 5.5, as applicable) that are owned, directly or indirectly, by such Accepting Shareholder or Accepting MT Shareholder (as applicable), and the denominator of which shall be the aggregate number of shares of outstanding Common Stock (including, but not limited to, shares of the Subject Stock previously subscribed for pursuant to Section 5.2 or
Section 5.5, as applicable) that are owned, directly or indirectly, by all Accepting Shareholders or Accepting MT Shareholders (as applicable) who desire to purchase shares of Excess Subject Stock or Excess MT Stock, as applicable.

        "Affiliate" means (i) with respect to any Person, any other Person
         ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) with respect to any natural Person, shall also mean the spouse, parent, sibling, child, step-child, grandchild, niece or nephew of such Person, or the spouse thereof, (iii) the estate of a Shareholder or Affiliate, (iv) any trust created for the benefit of a Shareholder or by a Shareholder for an Affiliate specified in clause (ii) and
(v) with respect to any Person, any general partner or limited partner of such Person.

        "Agreed Director" has the meaning given it in Section 3.1(a)(v).
         ---------------

        "Bain" means Bain & Company, Inc.
         ----

        "By-laws" means the By-laws of the Company as in effect on the date
         -------
hereof, as they may be amended from time to time hereafter.

        "Cause" means (a) dishonesty that is not the result of an inadvertent or
         -----
innocent mistake of O'Crowley with respect to the Company or any of its Subsidiaries, (b) willful misfeasance or nonfeasance of duty by O'Crowley intended to injure or having the effect of injuring in some material fashion the reputation, business or business relationships of the Company or any of its Subsidiaries or any of their respective officers, directors or employees, (c) conviction of O'Crowley upon a charge of any crime involving moral turpitude or a crime other than a vehicle offense that could reflect in some material fashion unfavorably upon the Company or any of its Subsidiaries, or (d) willful or prolonged absence from work by O'Crowley (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by O'Crowley to perform his duties and responsibilities without the same being corrected upon 20 days written notice.

        "Certificate" means the Amended and Restated Certificate of
         -----------
Incorporation of the Company as in effect on the date hereof and as it may be amended from time to time hereafter.

        "Common Stock" means the Common Stock, par value $.0001 per share, of
         ------------
the Company and any equity securities issued or issuable with respect to the Common Stock in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, but does not include capital stock of Spider Technologies, Inc., including that distributed pursuant to a Distribution Plan approved by holders of a majority of each of the Series of Preferred Stock and the Common Stock, each voting as a separate class.

        "Common Stock Equivalents" means securities convertible into, or
         ------------------------
exchangeable or exercisable for, shares of Common Stock.

        "Drag-Along Initiator" means (i) Conning and its Affiliates, or (ii)
         --------------------
Beacon and its Affiliates, as the case may be.

        "Drag-Along Preconditions" mean (i) the delivery of the Drag-Along
         ------------------------
Notice on or after March 1, 2002, (ii) the consent of the holders of at least a majority of the then outstanding shares of Stock that have been originally issued by the Company to Beacon as of the date of the Drag-Along Notice (or issued and outstanding with respect to such Stock upon the exercise, exchange or conversion thereof), on an as-converted and as-exercised basis, to the Drag-Along Initiator's exercise of its drag-along rights pursuant to Section 7, and
(iii) the consent of the holders of at least a majority of the outstanding shares of Series D Preferred as of the date of the Drag-Along Notice (or issued and outstanding with respect to Series D Preferred upon the exercise, exchange or conversion thereof) on an as-converted basis to the Drag-Along Initiator's exercise of its drag-along rights pursuant to Section 7.

        "Exchange Agreement" means the Exchange Agreement dated May 7, 1998__by
         ------------------
and between the Company and Beacon.

        "First Offer Ratio" means, with respect to (a) an Offered Shareholder
         -----------------
and (b) determining the rights thereof in connection with an Offer, a fraction, the numerator of which shall be the aggregate number of shares of outstanding Common Stock (including, without limitation, all Common Stock Equivalents (other than options under employee stock option plans or similar stock purchase rights) on an as-converted, as-exchanged or as-exercised basis, as applicable) owned, directly or indirectly, by such Offered Shareholder, and the denominator of which shall be the aggregate number of shares of outstanding Common Stock (including, without limitation, all Common Stock Equivalents (other than options under employee stock option plans or similar stock purchase rights) on an as-converted, as-exchanged or as-exercised basis, as applicable) owned, directly or indirectly, by all of the Offered Shareholders.

        "GAAP" means United States generally accepted accounting principles, as
         ----
in effect from time to time.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976,
         -------
as amended.

        "Independent Director" means a director of the Company or any of its
         --------------------
Subsidiaries that is not a Beacon Director, a Conning Director, an O'Crowley Director, a RBC Director, a TCI Director, a Brinson Director (if appointed) or a director designated pursuant to Section 3.l(a)(v).

        "IPO" means the initial underwritten offering pursuant to which the
         ---
Common Stock becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended.

        "Major Shareholder" means (a) any of Beacon, Conning, USITF, Encompass,
         -----------------
TCI, O'Crowley, Patrick O'Neal, the Eden Financial Group, Inc. Capital Accumulation Profit Sharing Plan FBO Patrick F. O'Neal, RBC, Frank Richards, Tyce Fields, Joan M. Fields, James M. Fields, Stephen J. Darnell, Thomas M. Rocca, Craig Barton, Michael E. Ford, John Steuart, Bain, SLI, Brinson and any other Shareholder who (i) is a member of the Company's management and (ii) is so designated by the Board with the consent of Beacon and Conning, (b) any purchaser of shares of Series E Preferred pursuant to the provisions of the Purchase Agreement among the Company, USITF, Encompass, TCI and certain other parties dated April 16, 1999 (unless otherwise agreed in writing with such purchaser) who purchases Series E Preferred Stock that, in the aggregate on an as-converted basis, constitutes the greater of (i) 400,000 shares of Common Stock (adjusted appropriately to reflect stock splits and combinations and stock dividends other than a Series E PIK Election) and (ii) one percent of the then outstanding Common Stock, (c) any purchaser of Series F Preferred pursuant to the provisions of the Purchase Agreement among the Company and Brinson dated November 19, 1999 (the "Brinson Purchase Agreement") (unless otherwise agreed in
                        --------------------------
writing with such purchaser) who purchases Series F Preferred Stock that, in the aggregate on an as-converted basis, constitutes the greater of (i) 400,000 shares of Common Stock (adjusted appropriately to reflect stock splits and combinations and stock dividends other than a Series F PIK Election) and (ii) one percent of the then outstanding Common Stock, and (d) any transferee of Stock who receives pursuant to such Transfer Common Stock and/or Preferred Stock that, in the aggregate on an as-converted basis, constitutes the greater of (i) 400,000 shares of Common Stock (adjusted appropriately to reflect stock splits and combinations and stock dividends other than a Preferred Stock PIK Election) and (ii) one percent of the then outstanding Common Stock.

        "Maximum Post-Issuance Amount" means, with respect to a Major
         ----------------------------
Shareholder and determining the rights thereof in connection with a Pre-emptive Offer, the product of (a) the number of shares of outstanding Common Stock owned by such Major Shareholder as of the date of the Pre-emptive Notice delivered in connection with such Pre-emptive Offer multiplied by (b) a fraction, the numerator of which shall be the aggregate number of shares of outstanding Common Stock (including, without limitation, all Common Stock Equivalents on an as-converted, as-exchanged or as-exercised basis, as applicable) immediately following the consummation of the proposed Issuance that gave rise to the Pre-emptive Offer and the denominator of which shall be the aggregate number of shares of outstanding Common Stock (including, without limitation, all Common Stock Equivalents on an as-converted, as-exchanged or as-exercised basis, as applicable) as of the date of such Pre-emptive Notice.

        "Person" means any individual, corporation, limited liability company,
         ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

        "Preferred Stock" means the Series A Preferred, the Series B Preferred,
         ---------------
the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred.

        "Public Sale" means a Transfer pursuant to a bona fide underwritten
         -----------
public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act.

        "Purchase Agreement" means one or more of (i) the Purchase Agreement
         ------------------
dated as of December 22, 1997, by and among the Company and Beacon, (ii) the Preferred Stock Purchase Agreement dated as of February 3, 1997, by and among the Company, Beacon and certain other parties thereto, (iii) the Series D Preferred Stock Purchase Agreement dated as of May 7, 1998, by and among the Company, Conning, Beacon and certain other parties thereto, (iv) the Series E Preferred Stock Purchase Agreement dated as of April 16, 1999, by and among the Company, USITF, Encompass, TCI and certain other parties, and (v) the Brinson Purchase Agreement, as the context may require.

        "Qualified IPO" means any underwritten public offering of Common Stock
         -------------
(pursuant to an effective registration statement filed under the Securities
Act), (a) resulting in at least $25,000,000 of net proceeds to the Company and
(b) reflecting a per share offering price for each share of Common Stock sold in such offering of no less than $3.00 (subject to adjustment for stock splits and combinations, recapitalizations and stock dividends of the Common Stock).

        "Registration Rights Agreements" mean (i) that certain Registration
         ------------------------------
Rights Agreements made as of May 7, 1998, by and between the Company and Conning, as amended by Amendment No. 1 dated as of April 16, 1999, Amendment No. 2 dated as of October 30, 1999, and Amendment No. 3 dated as of November 19, 1999, (ii) that certain Amended and Restated Registration Rights Agreement made as of February 3, 1997, by and among the Company, RBC and O'Crowley, as amended by Amendment No. 1 dated May 7, 1998, Amendment No. 2 dated as of April 16, 1999, Amendment No. 3 dated as of October 1, 1999, Amendment No. 4 dated as of October 30, 1999, and Amendment No. 5 dated as of November 19, 1999, (iii) that certain Registration Rights Agreement dated as of February 3, 1997, by and among the Company, Frank Richards, Tyce Fields, Bain, SLI and certain other persons named therein, as amended by Amendment No. 1 dated May 7, 1998, Amendment No. 2 dated as of April 16, 1999, Amendment No. 3 dated as of October 30, 1999 and Amendment No. 4 dated as of November 19, 1999, (iv) that certain Registration Rights Agreement dated as of February 3, 1997, by and between the Company and Beacon, as amended by Amendment No. 1 dated as of December 22, 1997, Amendment No. 2 dated May 7, 1998, Amendment No. 3 dated as of April 16, 1999, Amendment No. 4 dated as of October 30, 1999, and Amendment No. 5 dated as of November 19, 1999, (v) that certain Registration Rights Agreement dated as of April 16, 1999, by and among the Company, USITF, Encompass, and TCI as amended by Amendment No. 1 dated as of

October 30, 1999 and Amendment No. 2 dated as of November 19, 1999, (vi) the certain Registration Rights Agreement dated as of October 30, 1999 by and between the Company and the former shareholders of Acorn Information Systems, Inc. and one additional party, as amended by Amendment No. 1 dated as of November 19, 1999 and (vii) that certain Registration Rights Agreement dated as of November 19, 1999 by and between the Company and Brinson (which may have added additional parties as contemplated by the Brinson Purchase Agreement).

        "Securities Act" means the Securities Act of 1933, as amended, and,
         --------------
where applicable, the rules and regulations promulgated thereunder.

        "Series A Preferred" means Series A Preferred Stock, par value $.001 per
         ------------------
share, of the Company.

        "Series B Preferred" means Series B Convertible Preferred Stock, par
         ------------------
value $.001 per share, of the Company.

        "Series C Preferred" means Series C Convertible Preferred Stock, par
         ------------------
value $.001 per share, of the Company.

        "Series D Preferred" means Series D Convertible Preferred Stock, par
         ------------------
value $.001 per share, of the Company.

        "Series E Preferred" means Series E Convertible Preferred Stock, par
         ------------------
value $.001 per share, of the Company.

        "Series F Additional Adjustments" has the meaning given it in the
         -------------------------------
Certificate.

        "Series F Preferred" means Series F Convertible Preferred Stock, par
         ------------------
value $.001 per share, of the Company.

        "Series NB Warrant" means a Series NB Warrant to purchase shares of
         -----------------
Common Stock as amended and restated on November 19, 1999.

        "Shareholders" means the stockholders party to this Agreement and/or the
         ------------
Original Agreement, and any other subsequent holder of Stock who agrees to be bound by the terms of this Agreement.

        "SLI" means Squam Lake Investors II, L.P.
         ---

        "Spider Series A Preferred Stock" means Series A Preferred Stock, par
         -------------------------------
value $0.0001 of Spider Technologies, Inc., a Delaware corporation.

        "Stock" means any shares of Common Stock and any Common Stock
         -----
Equivalents (including, without limitation, the Series A Preferred, Series B Preferred, Series C Preferred,

Series D Preferred, Series E Preferred, Series F Preferred, and the Common Stock issuable upon conversion or exercise thereof or upon exercise of a Series NB Warrant), in each case, whether owned on the date hereof or acquired hereafter.

        "Subsidiary" means with respect to any Person, (i) any corporation,
         ----------
partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other entity are at the time owned by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.

        "Tag-Along Ratio" means with respect to a Tag Along Offeree, a fraction,
         ---------------
the numerator of which is the number of shares of outstanding Common Stock owned by such Tag-Along Offeree as of the date of a proposed Transfer subject to
Section 6 and the denominator of which is the aggregate number of shares of outstanding Common Stock owned as of the date of the relevant Tag-Along Notice by each Tag-Along Initiator and by all other Tag-Along Offerees.

        "Transfer" as to any Stock, means to sell, or in any other way, directly
         --------
or indirectly, transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily; provided, however, that the
                                                 --------  -------
term "Transfer" shall not include the transfer, assignment, distribution, pledge, encumbrance or other disposition of all or any part of a Series NB Warrant in accordance with the terms of such Series NB Warrant.

        "Unit" shall have the meaning assigned thereto in the Certificate.
         ----

        "Voting Shares" means any securities of the Company the holders of which
         -------------
are generally entitled to vote for members of the Board (including, without limitation, all outstanding shares of Common Stock and Preferred Stock).

        "Warrants" means the Amended and Restated Warrant NB-1 of the Company to
         --------
acquire additional Common Stock of the Company.

Section 2.  Methodology for Calculations.
            ----------------------------

        For purposes of this Agreement, the Transfer of a Common Stock Equivalent shall be treated as the Transfer of the shares of Common Stock into which such Common Stock Equivalent can be converted, exchanged or exercised. Except as otherwise provided in this Agreement, for purposes of calculating (a) the amount of outstanding Common Stock as of any date, (b) the amount of Common Stock owned by a Person hereunder and (c) related percentages and ratios, all outstanding shares of the Preferred Stock, the Purchase Option and Series NB Warrants (but no other Common Stock Equivalents) shall be treated as having been converted, exchanged or exercised. The Series F Additional Adjustments shall not be deemed to result in an increase in the number of shares of outstanding Common Stock until such adjustments occur.

     Section 3.  Corporate Governance.
                 --------------------

          3.1.  Composition of the Board.
                ------------------------

          (a)  Pre-Qualified IPO.  Prior to a Qualified IPO, the Board of
               -----------------
Directors of the Company (the "Board") shall include not more than ten members
                               -----
(except as provided in Section 3.1 (a)(vii)) and shall be composed as follows and as further described in Section 3.1(a)(xi):

          (i) Commencing on the closing of the transactions contemplated by the Purchase Agreement and for so long thereafter as Conning and its Affiliates, in the aggregate, hold, directly or indirectly, 5% or more of the outstanding Common Stock (the "Conning Pre-IPO Threshold"), Conning shall have the right to
                   -------------------------
designate two persons to serve as members of the Board (each, a "Conning
                                                                 -------
Director"); provided, however, that if Conning and its Affiliates, in the
--------    --------  -------
aggregate, hold, directly or indirectly, less than the Conning Pre-IPO Threshold, then Conning shall not be entitled to designate any directors, and the Shareholders shall have the right to remove, with or without cause and without any further action by any Shareholder or director, any and all Conning Directors and the right to designate, by election, two new directors, each of whom shall be an Independent Director;

          (ii) Commencing on the closing of the transactions contemplated by the Purchase Agreement and for so long thereafter as Beacon and its Affiliates, in the aggregate, hold, directly or indirectly, 5% or more of the outstanding Common Stock (the "Beacon Pre-IPO Threshold"), Beacon shall have the right to
                   ------------------------
designate two persons to serve as members of the Board (each, a "Beacon
                                                                 ------
Director"); provided, however, that if Beacon and its Affiliates, in the
--------    --------  -------
aggregate, hold, directly or indirectly, less than the Beacon Pre-IPO Threshold, then Beacon shall not be entitled to designate any directors, and the Shareholders shall have the right to remove, with or without cause and without any further action by any Shareholder or director, any and all Beacon Directors and the right to designate, by election, two new directors, each of whom shall be an Independent Director;

          (iii) As long as he is the Chief Executive Officer or Chairman of the Board of the Company, O'Crowley shall have the right to designate three persons to serve as members of the Board (each, an "O'Crowley Director"), one of whom
                                            ------------------
shall be O'Crowley as long as he is the Chief Executive Officer or Chairman of the Board of the Company; provided, however, that (A) if O'Crowley is neither
                          --------  -------
the Chief Executive Officer nor Chairman of the Board of the Company (other than by reason of his removal from such position(s) by the Company for Cause) and, in combination with his Affiliates, continues to own at least 50% of the number of shares of outstanding Common Stock (adjusted appropriately to reflect stock splits and combinations and stock dividends) that he and his Affiliates owned, in the aggregate, as of February 3, 1997, then O'Crowley shall be entitled to designate two persons to serve as members of the Board (who shall be the only O'Crowley Directors), and the Shareholders shall have the right to remove, with or without cause and without further action by any Shareholder or director, any other O'Crowley Director and the right to designate, by election, one new director, who shall be an Independent Director, (B) if O'Crowley is neither the Chief Executive Officer nor Chairman of the Board of the Company for any reason and he and his Affiliates, in the aggregate, hold, directly or indirectly, 5% or more of the outstanding Common Stock, O'Crowley shall have the right to designate one person (who may be himself) to serve as a member of the Board (who shall be the only O'Crowley Director) and the Shareholders shall have the right to remove, with or without cause and without further action by any Shareholder or director, any other O'Crowley Director and the right to designate, by election, two new directors, who shall be Independent Directors and (C) except as provided in the preceding clause (B), (I) if O'Crowley is neither the Chief Executive Officer nor Chairman of the Board of the Company by reason of his removal by the Company from such position(s) for Cause or (II) if O'Crowley is neither the Chief Executive Officer nor Chairman of the Board of the Company for any reason and, in combination with his Affiliates, does not continue to own, directly or indirectly, at least 50% of the number of shares of outstanding Common Stock (adjusted appropriately to reflect stock splits and combinations and stock dividends) that he and his Affiliates owned, in the aggregate, as of February 3, 1997, then O'Crowley shall not be entitled to designate any directors, and the Shareholders shall have the right to remove, with or without cause and without any further action by any Shareholder or director, any and all O'Crowley Directors and the right to designate, by election, three new directors, each of whom shall be an Independent Director;

          (iv) As long as RBC and its Affiliates, in the aggregate, own, directly or indirectly, at least 1,800,000 shares of outstanding Common Stock on an as-converted basis (adjusted appropriately to reflect stock splits and combinations and stock dividends, but excluding any received or receivable upon a Series A PIK Election as defined in the Certificate) RBC shall have the right to designate one person to serve as a member of the Board (the "RBC Director");
                                                                ------------
provided, however, that if RBC and its Affiliates, in the aggregate, own,
--------  -------
directly or indirectly, less than 1,800,000 shares of outstanding Common Stock on an as-converted basis (adjusted appropriately to reflect stock splits and combinations and stock dividends, but excluding any received or receivable upon a Series A PIK Election as defined in the Certificate), then RBC shall not be entitled to designate any director, and (A) if Conning, Beacon and O'Crowley each have the right to designate at least two directors pursuant to Sections 3.1(a)(i), 3.1(a)(ii) and 3.1(a)(iii), then O'Crowley, Conning and Beacon shall have the right to remove, with or without cause and without any further action by any Shareholder or director, the RBC Director and the right to designate, by mutual agreement, one new director, who shall be an Independent Director; (B) if less than all of O'Crowley, Conning or Beacon continue to have the right to designate at least two directors pursuant to Sections 3.l(a)(i), 3.l(a)(ii) and 3.1(a)(iii), then whichever of them continues to have such rights shall have the right (acting by mutual agreement if more than one) to remove, with or without cause and without any further action by any Shareholder or director, the RBC Director and the right (acting by mutual agreement if more than one) to designate one new director, who shall be an Independent Director, and (C) if none of O'Crowley, Conning or Beacon is entitled to designate at least two directors pursuant to Sections 3.1(a)(i), 3.1(a)(ii) and 3.1(a)(iii), then the Shareholders voting as a single class on an as-converted to Common Stock basis, shall have the right to remove, with or without cause and without any further action by any Shareholder or director, the RBC Director and the right to designate, by election, one new director, who shall be an Independent Director;

          (v) Conning, Beacon and O'Crowley, if he is either Chairman of the Board or Chief Executive Officer, shall by mutual agreement, or if O'Crowley is then neither Chairman of the Board nor Chief Executive Officer, the Shareholders voting as a single class on an as-converted to Common Stock basis, shall have the right to appoint one director and remove, with or without cause and without any further action by any Shareholder or director, such director and the right to designate, by election, one new director, who shall be an Independent Director (the "Agreed Director"). The initial Agreed Director is Stephen Hyde;
               ---------------

          (vi) Commencing on the closing of the transactions contemplated by the Purchase Agreement and for so long thereafter as TCI and its Affiliates, in the aggregate, hold, directly or indirectly, 4% or more of the outstanding Common Stock (the "TCI Pre-IPO Threshold"),TCI shall have the right to designate
                   ---------------------
one person to serve as a member of the Board (the "TCI Director"); provided,
                                                   ------------    --------
however, that if TCI and its Affiliates, in the aggregate, hold, directly or
-------
indirectly, less than the TCI Pre-IPO Threshold, then TCI shall not be entitled to designate any director, and the Shareholders shall have the right to remove, with or without cause and without any further action by any Shareholder or director, the TCI Director and the right to designate, by election, one new director, who shall be an Independent Director;

          (vii) If a Qualified IPO has not closed before July 31, 2000, (A) the Board shall be expanded to include not more than eleven members and (B) Brinson, and for so long thereafter as Brinson and its Affiliates, in the aggregate, hold, directly or indirectly, 4% or more of the outstanding Common Stock (the "Brinson Pre-IPO Threshold"), shall have the right to designate one person to
 -------------------------
serve as a member of the Board (the "Brinson Director"); provided, however, that
                                     ----------------    --------  -------
if Brinson and its Affiliates, in the aggregate, hold, directly or indirectly, less than the Brinson Pre-IPO Threshold, then Brinson shall not be entitled to designate any director, and the Shareholders shall have the right to remove, with or without cause and without any further action by any Shareholder or director, the Brinson Director and shall have the right to designate, by election, one new director, who shall be an Independent Director;

          (viii) Subject to Section 3.1(a)(xi), each action of the Board of Directors shall require seven affirmative votes except that if there is a Brinson Director, each such action shall require eight affirmative votes;

          (ix) Notwithstanding any other provisions of this Agreement, if the consolidated financial statements of the Company for the twelve month period ending March 31, 2001, do not report a positive number for earnings before taxes and before amortization of goodwill in respect of companies or operations acquired by the Company or its Subsidiaries after January 1, 1998, (utilizing the same accounting principles, standards and assumptions as in effect on May 5, 1998 and excluding the effects of (i) performance based compensation paid to executives of companies or operations acquired by the Company or its Subsidiaries in an amount (which may be all or a part of such compensation) as determined by the audit committee of the Board prior to the time of signing of the letter of intent or term sheet for the acquisition, (ii) such other or similar charges and costs as the Company's Board of Directors, Conning and Beacon may agree in writing are appropriate in respect of a particular purchase of a business, and (iii) accounting charges in respect of stock options including repriced options if such option or repricing was approved by the Board); then from and after the date of such financial statements (regardless of whether the Company subsequently reports a positive such number with respect to any subsequent fiscal year), action of the Board shall require twelve affirmative votes, and
(A) each Beacon Director shall be entitled to cast three votes, (B) each Conning Director shall be entitled to cast three votes, (C) each other director shall be entitled to cast one vote, and (D) the Beacon Directors and Conning Directors will use good faith efforts to exercise their voting rights together; and

          (x) The number of directors that comprise the Board of Directors may not be changed (A) without the consent of Conning, so long as Conning and its Affiliates, in the aggregate, continue to own, directly or indirectly, shares of Stock comprising on an as-converted and as-exercised basis at least the Conning Pre-IPO Threshold, (B) without the consent of Beacon, so long as Beacon and its Affiliates, in the aggregate, continue to own, directly or indirectly, shares of Stock comprising on an as-converted and as-exercised basis at least the Beacon Pre-IPO Threshold, (C) without the consent of O'Crowley, so long as O'Crowley is entitled to designate an O'Crowley Director, and (D) without the consent of RBC, so long as RBC and its Affiliates, in the aggregate, own, directly or indirectly, at least 2,900,000 shares of outstanding Common Stock on an as-converted basis (adjusted appropriately to reflect stock splits and combinations and stock dividends, but excluding any received or receivable upon a Series A PIK Election as defined in the Certificate).

          (xi) As of the date hereof, the Company is in the process of preparing a registration statement to register its Common Stock with the SEC for an IPO. Subsequent to the date hereof and prior to the closing of an IPO, or the termination without closing of the IPO, the composition of the Board of Directors will be as follows, subject to the rights in (xii) below. The Board of Directors shall consist of one (1) Conning Director, two (2) Beacon Directors, Timothy C. O'Crowley, Rick Weller and Stephen Hyde. The provisions of Sections 3.1(a)(i) (as to the Conning Director), 3.1(a)(ii) (as to the Beacon Directors), 3.1(a)(iii)(as to Timothy C. O'Crowley and Rick Weller, and 3.1(a)(v) (as to Stephen Hyde) shall apply. Each decision of the Board of Directors shall require four (4) affirmative votes at all times that there are six (6) directors. This subsection (xi) shall be of no further force at the earlier of either (i) the Board of Directors decides to not continue with or close the IPO or (ii) July 31, 2000.

          (xii) Notwithstanding subsection (xi) above, during the period subsection (xi) is applicable, RBC may reappoint an RBC Director (if it has such right pursuant to Section 3.1(a)(iv), and TCI may reappoint a TCI Director (if it has such right pursuant to Section 3.1(a)(vi)). At such time as subsection
(xi) is applicable, and there is either (but not both) an RBC Director or TCI Director, the Board shall consist of seven members and any action shall require five (5) affirmative votes, and if there is both an RBC Director and TCI Director, the Board shall consist of eight members and any action shall require six (6) affirmative votes. The provisions of Subsections (xi) and (xii) do not supersede the rights to a Non-Voting Observer under Section 3.4.

          (b)   Post Qualified IPO.
                ------------------

          (i) From and after a Qualified IPO and for so long as Conning and its Affiliates, in the aggregate, hold (x) 25% or more of the number of shares of Series D Preferred purchased by Conning pursuant to the Purchase Agreement or
(y) 5% or more of the outstanding Common Stock (the "Conning Post-IPO
                                                     ----------------
Threshold"), in connection with any election for members of the Board, the
---------
Company shall, at the request of Conning, include one representative designated by Conning in the slate of directors recommended by the Board to stockholders for election as directors (such representative designated by Conning being referred to herein as the "Conning Designee"). The Company and the Shareholders
                           ----------------
shall each use their best efforts to cause the Conning Designee to be elected to, and to be maintained as a member of, the Board (including (a) in the case of the Company, recommending to the stockholders of the Company the election of the Conning Designee to the Board and opposing any proposal to remove the Conning Designee at each meeting of the stockholders of the Company at which the election or removal of members of the Board is on the agenda and (b) in the case of the Shareholders, voting all of their Voting Shares in favor of the Conning Designee, and voting such shares against any person opposing the Conning Designee), and shall take no action that would diminish the prospects of the Conning Designee being elected to the Board or increase the prospects of the Conning Designee being removed from the Board.

          (ii) From and after a Qualified IPO and for so long as Beacon and its Affiliates, in the aggregate, hold (x) 25% or more of the number of shares of Series B Preferred purchased by Beacon pursuant to the Purchase Agreement, or
(y) 5% or more of the outstanding Common Stock (the "Beacon Post-IPO
                                                     ---------------
Threshold"), in connection with any election for members of the Board, the
---------
Company shall, at the request of Beacon, include one representative designated by Beacon in the slate of directors recommended by the Board to stockholders for election as directors (such representative designated by Beacon being referred to herein as the "Beacon Designee"). The Company and the Shareholders shall
                  ---------------
each use their best efforts to cause the Beacon Designee to be elected to, and to be maintained as a member of, the Board (including (a) in the case of the Company, recommending to the stockholders of the Company the election of the Beacon Designee to the Board and opposing any proposal to remove the Beacon Designee at each meeting of the stockholders of the Company at which the election or removal of members of the Board is on the agenda and (b) in the case of the Shareholders, voting all of their Voting Shares in favor of the Beacon Designee, and voting such shares against any person opposing the Beacon Designee), and shall take no action that would diminish the prospects of the Beacon Designee being elected to the Board or increase the prospects of the Beacon Designee being removed from the Board. The Beacon Designee shall be Eric
R. Wilkinson as long as he is a partner of The Beacon Group or a member of The Beacon Group Holdings, L.L.C.

          (iii) From and after a Qualified IPO and for so long as O'Crowley (A) is the Chief Executive Officer or Chairman of the Board of the Company or (B)
(I) owns in combination with his Affiliates, at least 50% of the number of shares of outstanding Common

Stock (adjusted appropriately to reflect stock splits and combinations and stock dividends) that he and his Affiliates owned, in the aggregate, as of February 3, 1997, and (II) has for Cause ceased to be both the Chief Executive Officer and Chairman of the Board of the Company, or (C) owns in conjunction with his Affiliates 5% or more of the outstanding Common Stock, in connection with any election for members of the Board, the Company shall, at the request of O'Crowley, include one representative designated by him (which may be him) in the slate of directors recommended by the Board to stockholders for election as directors (such representative designated by O'Crowley being referred to herein as the "O'Crowley Designee"). The Company and the Shareholders shall each use
        ------------------
their best efforts to cause the O'Crowley Designee to be elected to, and to be maintained as a member of, the Board (including (a) in the case of the Company, recommending to the stockholders of the Company the election of the O'Crowley Designee to the Board and opposing any proposal to remove the O'Crowley Designee at each meeting of the stockholders of the Company at which the election or removal of members of the Board is on the agenda and (b) in the case of the Shareholders, voting all of their Voting Shares in favor of the O'Crowley Designee, and voting such shares against any person opposing the O'Crowley Designee), and shall take no action that would diminish the prospects of the O'Crowley Designee being elected to the Board or increase the prospects of the O'Crowley Designee being removed from the Board.

          (iv) From and after a Qualified IPO and for so long as RBC and its Affiliates, in the aggregate, own at least 10% of the outstanding Common Stock, in connection with any election for members of the Board, the Company shall, at the request of RBC, include one representative designated by RBC in the slate of directors recommended by the Board to stockholders for election as directors (such representative designated by RBC being referred to herein as the "RBC
                                                                        ---
Designee").  The Company and the Shareholders shall each use their best efforts
--------
to cause the RBC Designee to be elected to, and to be maintained as a member of, the Board (including (a) in the case of the Company, recommending to the stockholders of the Company the election of the RBC Designee to the Board and opposing any proposal to remove the RBC Designee at each meeting of the stockholders of the Company at which the election or removal of members of the Board is on the agenda and (b) in the case of the Shareholders, voting all of their Voting Shares in favor of the RBC Designee, and voting such shares against any person opposing the RBC Designee), and shall take no action that would diminish the prospects of the RBC Designee being elected to the Board or increase the prospects of the RBC Designee being removed from the Board.

          (v) The rights under this Section 3.1(b) are specifically subject to the termination provisions of Section 14, so that if a Qualified IPO closes prior to July 31, 2000, this Section 3.1 shall be of no further force or effect.

          (vi) The parties acknowledge that the Company may enter into separate agreements, effective upon an IPO, with Conning whereby the Company agrees to nominate a Conning designee to the Board of Directors, with Beacon whereby the Company agrees to nominate one or two Beacon designees to the Board of Directors, and with O'Crowley whereby the Company agrees to nominate an O'Crowley designee (which may be O'Crowley) to the Board of Directors in each case subject to its fiduciary duties in respect of such nomination.

     3.2. Committees; Subsidiaries; Audit Committee; Compensation Committee.
          -----------------------------------------------------------------

     (a) Subject to the provisions set forth in paragraphs (c) and (d) below, the Company will, to the extent requested by any of Conning, Beacon, O'Crowley, RBC, TCI or Brinson (if it is entitled to a Brinson Director), take all actions necessary to cause at least one Conning Director, Conning Designee, Beacon Director, Beacon Designee, O'Crowley Director, O'Crowley Designee, Agreed Director, RBC Director, RBC Designee, TCI Director, or Brinson Director (if it is entitled to a Brinson Director), as the case may be, to be appointed to each committee of the Board and to each of the boards of directors or other similar managing bodies (and any committee thereof) of each of the Subsidiaries of the Company.

     (b) Subject to the provisions set forth in paragraphs (c) and (d) below, the Company shall, to the extent requested by Conning, Beacon, O'Crowley, RBC, TCI, or Brinson (if it is entitled to a Brinson Director), as the case may be, elect as the board of directors of each Subsidiary those persons who are at the time Conning Directors, Beacon Directors, O'Crowley Directors, the RBC Director, Agreed Director, the TCI Director, a Brinson Director, a Conning Designee, a Beacon Designee, an O'Crowley Designee or an RBC Designee as provided in Section
3.1. If any Conning Director, Conning Designee, Beacon Director, Beacon Designee, O'Crowley Director, O'Crowley Designee, Agreed Director, RBC Director, RBC Designee, TCI Director or Brinson Director serving on any committee of the Board or on any board of directors or other similar managing body (and any committee thereof) of any Subsidiary of the Company shall cease to serve as a member of the Board for any reason or otherwise is unable to fulfill his or her duties on any such committee, board of directors, or other similar managing body, as the case may be, he or she shall be succeeded by another Person designated (i) by Conning (with respect to Conning Directors or Conning Designees), so long as Conning is entitled to designate Conning Directors or a Conning Designee, as applicable, (ii) by Beacon (with respect to Beacon Directors or Beacon Designees), so long as Beacon is entitled to designate Beacon Directors or a Beacon Designee, as applicable, (iii) by O'Crowley (with respect to O'Crowley Directors or O'Crowley Designees), so long as O'Crowley is entitled to designate an O'Crowley Director or an O'Crowley Designee, as applicable, (iv) by RBC (with respect to the RBC Director or RBC Designee), so long as RBC is entitled to designate an RBC Director or an RBC Designee, as applicable, (v) as provided in Section 3.1(a)(v) (with respect to the Agreed Director), (vi) by TCI (with respect to the TCI Director), so long as TCI is entitled to designate a TCI Director or (vii) by Brinson (with respect to the Brinson Director), so long as Brinson is entitled to designate a Brinson Director.

     (c) For so long as requested by Conning or Beacon, there shall be an audit committee and a compensation committee of the Board of Directors. Each such committee shall have the scope of responsibilities typical of that type of committee, but shall only recommend actions to the entire Board of Directors and shall have no authority to bind the Company. The entire Board of Directors will not adopt any action contrary to a properly authorized compensation committee or audit committee decision and if the Board of Directors disagrees with such a decision then no action on the matter may be taken until there is agreement between the committee and the Board of Directors (except that this sentence does not apply to any decision as to a matter: (i) that was not within the scope of the committee's responsibility or (ii) which the Board of Directors cannot delegate to a committee pursuant to the Delaware General Corporation Law). The compensation committee shall, among other things, recommend whether stock option grants will be incentive stock options or non-qualified stock options. Except as otherwise provided in Section 3.6, a meeting of the committee may be called by any two of the committee members upon four (4) days notice. Each such committee shall have three members, shall act by majority vote of all the committee members, and each member of the committee must be a director of the Company. Prior to a Qualified IPO, each such committee shall consist of a designee appointed by O'Crowley if he is the Chairman of the Company, or, if he is not, by the Chief Executive Officer of the Company (which designee may be the Chairman or Chief Executive Officer), a designee appointed by Beacon so long as Beacon is entitled to designate a Beacon Director under
Section 3.1(a)(ii), and a designee appointed by Conning so long as Conning is entitled to designate a Conning Director under Section 3.1(a)(i). If Beacon or Conning do not have a right to appoint a designee, then that committee position shall be filled by a director of the Company appointed by the Board of Directors of the Company. The person designating a committee member or observer shall be entitled to remove and replace its designee from time to time.

     The provisions of this paragraph (c) shall terminate upon a Qualified IPO.

     (d) Notwithstanding anything in this Section 3.2 to the contrary, no Shareholder shall be entitled to the rights set forth in paragraphs (a) or (b) unless such Shareholder is entitled to designate a person to serve as a member of the Board pursuant to Section 3.1(a) or as a designee as contemplated by
Section 3.1(b).

     3.3. Vacancies; Removal.
          ------------------

     (a) If any Conning Director or any Conning Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person designated by Conning, so long as Conning is entitled to designate Conning Directors or a Conning Designee, as applicable.

     (b) None of the Conning Directors nor any Conning Designee shall be removed from office without the consent of Conning, so long as Conning is entitled to designate Conning Directors or a Conning Designee, as applicable. Each Conning Director and Conning Designee may be removed from office at any time, with or without cause, at the request of Conning, so long as Conning is entitled to designate Conning Directors or a Conning Designee, as applicable.

     (c) If any Beacon Director or any Beacon Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another person designated by Beacon, so long as Beacon is entitled to designate Beacon Directors or a Beacon Designee, as applicable.

     (d) None of the Beacon Directors nor any Beacon Designee shall be removed from office without the consent of Beacon, so long as Beacon is entitled to designate Beacon Directors or a Beacon Designee, as applicable. Each Beacon Director and Beacon Designee may be removed from office at any time, with or without cause, at the request of Beacon, so long as Beacon is entitled to designate Beacon Directors or a Beacon Designee, as applicable.

     (e) If any O'Crowley Director or any O'Crowley Designee shall cease to serve as a director of the Company for any reason (other than as set forth in Section 3.1(a)(iii)), the vacancy resulting thereby shall be filled by another person designated by O'Crowley, so long as and only to the extent that O'Crowley is entitled to designate an O'Crowley Director or an O'Crowley Designee, as applicable.

     (f) Except as set forth in Section 3.l (a)(iii), none of the O'Crowley Directors shall be removed from office without the consent of O'Crowley, so long as and only to the extent that O'Crowley is entitled to designate an O'Crowley Director or an O'Crowley Designee, as applicable. Each O'Crowley Director may be removed from office at any time, with or without cause, at the request of O'Crowley, so long as and only to the extent that O'Crowley is entitled to designate an O'Crowley Director or an O'Crowley Designee, as applicable.

     (g) If any RBC Director or any RBC Designee shall cease to serve as a director of the Company for any reason (other than as set forth in Section 3.l
(a)(iv)), the vacancy resulting thereby shall be filled by another person designated by RBC, so long as and only to the extent that RBC is entitled to designate an RBC Director or an RBC Designee, as applicable.

     (h) Except as set forth in Section 3.1(a)(iv), no RBC Director shall be removed from office without the consent of RBC, so long as and only to the extent that RBC is entitled to designate an RBC Director or an RBC Designee, as applicable. Each RBC Director may be removed from office at any time, with or without cause, at the request of RBC, so long as and only to the extent that RBC is entitled to designate an RBC Director or an RBC Designee, as applicable.

     (i) If the Agreed Director shall cease to serve as a director of the Company Conning, Beacon and O'Crowley, if he is either Chairman of the Board or Chief Executive Officer shall by mutual agreement, or if O'Crowley is not then either Chairman of the Board or Chief Executive Officer, the Shareholders voting as a single class on an as-converted to Common Stock basis, shall have the right to remove, with or without cause and without any further action by any Shareholder or director, the Agreed Director and the right to designate, by election, one new director, who shall be an Independent Director; and Conning, Beacon and O'Crowley, if he is either Chairman of the Board or Chief Executive Officer shall by mutual agreement, or if O'Crowley is not then either Chairman of the Board or Chief Executive Officer, the Shareholders voting as a single class on an as-converted to Common Stock basis shall have the right to remove, with or without cause and without any further action by any Shareholder or director, any substitute Agreed Director and the right to designate, by election, one new director, who shall be an Independent Director.

     (j) Except as set forth in Section 3.1(a)(v) and in Section 3.3(i), the Agreed Director (or substitute Agreed Director, if applicable) shall not be removed from office without the consent of O'Crowley and the other Shareholders, so long as and only to the extent that the Agreed Director or, under the circumstances set forth in Section 3.3(i), a substitute Agreed Director is entitled to serve in such capacity.

     (k) If the TCI Director shall cease to serve as a director of the Company for any reason (other than as set forth in Section 3.l (a)(vi)), the vacancy resulting thereby shall be filled by another person designated by TCI, so long as and only to the extent that TCI is entitled to designate a TCI Director.

     (l) Except as set forth in Section 3.1(a)(vi), no TCI Director shall be removed from office without the consent of TCI, so long as and only to the extent that TCI is entitled to designate a TCI Director. The TCI Director may be removed from office at any time, with or without cause, at the request of TCI, so long as and only to the extent that TCI is entitled to designate a TCI Director.

     (m) If the Brinson Director shall cease to serve as a director of the Company for any reason (other than as set forth in Section 3.1(a)(vii)), the vacancy resulting thereby shall be filled by another person designated by Brinson, so long as and only to the extent that Brinson is entitled to designate a Brinson Director.

     (n) Except as set forth in Section 3.1(a)(vii), no Brinson Director shall be removed from office without the consent of Brinson, so long as and only to the extent that Brinson is entitled to designate a Brinson Director. The Brinson Director may be removed from office at any time, with or without cause, at the request of Brinson, so long as and only to the extent that Brinson is entitled to designate a Brinson Director.

     3.4. Non-Voting Observer.
          -------------------

     (a) At such time as there is no TCI Director, the Company agrees that TCI, so long as TCI holds 2% or more of the outstanding Common Stock, will be entitled to have one observer (a "TCI Non-Voting Observer") selected by TCI
                                  -----------------------
present at all meetings of the Board so long as such TCI Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the Board and TCI covering such matters, information and materials as may be disclosed in connection with such Board meetings and such observer shall have the same access to information concerning the business and operations of the Company and at the same time as directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board, without voting, so long as such TCI Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the

Board and TCI covering such matters, information and materials as may be disclosed in connection with such Board meetings; provided, however, that the
                                                  --------  -------
Board shall be under no obligation to take any action with respect to any proposals made or advice furnished by any TCI Non-Voting Observer, other than to give due consideration thereto. In addition to any requirements specified in the By-laws, the Company shall notify the TCI Non-Voting Observer, by telecopy, of every meeting (or action by written consent) of the Board at least 48 hours in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable, provided that nothing in this Section 3.4
                                     --------
shall be construed in any way to authorize or allow a party hereto not to comply with its obligations hereunder or release it from liability and equitable remedy in the case of a breach.

     (b) The Company agrees that if at any meeting for the election of directors any Conning Director or Conning Designee is not elected to the Board, or if for any other reason, at any time, neither a Conning Designee nor any Conning Director is a member of the Board, Conning, so long as Conning holds 10% or more of the outstanding Common Stock, will be entitled to have one observer (a "Conning Non-Voting Observer") selected by Conning present at all meetings of
    ---------------------------
the Board so long as such Conning Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the Board and Conning covering such matters, information and materials as may be disclosed in connection with such Board meetings and such observer shall have the same access to information concerning the business and operations of the Company and at the same time as directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board, without voting, so long as such Conning Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the Board and Conning covering such matters, information and materials as may be disclosed in connection with such Board meetings; provided, however, that the Board shall be under no obligation
                --------  -------
to take any action with respect to any proposals made or advice furnished by any Conning Non-Voting Observer, other than to give due consideration thereto. In addition to any requirements specified in the By-laws, the Company shall notify the Conning Non-Voting Observer, by telecopy, of every meeting (or action by written consent) of the Board at least 48 hours in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable, provided that nothing in this Section 3.4 shall be construed in any way to
--------
authorize or allow a party hereto not to comply with its obligations hereunder or release it from liability and equitable remedy in the case of a breach.

     (c) The Company agrees that if at any meeting for the election of directors any Beacon Director or Beacon Designee is not elected to the Board, or if for any other reason, at any time, neither a Beacon Designee nor any Beacon Director is a member of the Board, Beacon, so long as Beacon holds 10% or more of the outstanding Common Stock, will be entitled to have one observer (a "Beacon Non-Voting Observer") selected by Beacon present at all meetings of the
 --------------------------
Board so long as such Beacon Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the Board and Beacon covering such matters, information and materials as may be disclosed in connection with such Board meetings, and such observer shall have the same access to information concerning the business and operations of the Company and at the same time as directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board, without voting so long as such Beacon Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the Board and Beacon covering such matters, information and materials as may be disclosed in connection with such Board meetings; provided, however, that the
                                                  --------  -------
Board shall be under no obligation to take any action with respect to any proposals made or advice furnished by any Beacon Non-Voting Observer, other than to give due consideration thereto. In addition to any requirements specified in the By-laws, the Company shall notify the Beacon Non-Voting Observer, by telecopy, of every meeting (or action by written consent) of the Board at least 48 hours in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable, provided that nothing in this
                                             --------
Section 3.4 shall be construed in any way to authorize or allow a party hereto not to comply with its obligations hereunder or release it from liability and equitable remedy in the case of a breach.

     (d) The Company agrees that if an RBC Designee or an RBC Director is a member of the Board or RBC has a right to appoint an RBC Director, RBC will be entitled to have one observer (a "RBC Non-Voting Observer") selected by RBC
                                  -----------------------
present at all meetings of the Board so long as such RBC Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the Board and RBC covering such matters, information and materials as may be disclosed in connection with such Board meetings and such observer shall have the same access to information concerning the business and operations of the Company and at the same time as directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board, without voting so long as such RBC Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the Board and RBC covering such matters, information and materials as may be disclosed in connection with such Board meetings; provided, however, that the
                                                  --------  -------
Board shall be under no obligation to take any action with respect to any proposals made or advice furnished by any RBC Non-Voting Observer, other than to give due consideration thereto. In addition to any requirements specified in the By-laws, the Company shall notify the RBC Non-Voting Observer, by telecopy, of every meeting (or action by written consent) of the Board at least 48 hours in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable, provided that nothing in this Section 3.4
                                     --------
shall be construed in any way to authorize or allow a party hereto not to comply with its obligations hereunder or release it from liability and equitable remedy in the case of a breach. The RBC Non-Voting Observer shall be H. Jackson Upchurch, Jr., until RBC designates another person.

     (e) At such time as there is no Brinson Director, the Company agrees that Brinson, so long as Brinson holds 2% or more of the outstanding Common Stock, will be entitled to have one observer (a "Brinson Non-Voting Observer") selected
                                          ---------------------------
by Brinson present at all meetings of the Board so long as such Brinson Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the Board and Brinson covering such matters, information and materials as may be disclosed in connection with such Board meetings and such observer shall have the same access to information concerning the business and operations of the Company and at the same time as directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board, without voting, so long as such Brinson Non-Voting Observer executes a confidentiality agreement in form reasonably satisfactory to the Board and Brinson covering such matters, information and materials as may be disclosed in connection with such Board meetings; provided, however, that the Board shall be under no obligation to take
          --------  -------
any action with respect to any proposals made or advice furnished by any Brinson Non-Voting Observer, other than to give due consideration thereto. In addition to any requirements specified in the By-laws, the Company shall notify the Brinson Non-Voting Observer, by telecopy, of every meeting (or action by written consent) of the Board at least 48 hours in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable, provided that nothing in this Section 3.4 shall be construed in any way to
--------
authorize or allow a party hereto not to comply with its obligations hereunder or release it from liability and equitable remedy in the case of a breach.

     3.5.  Representative.
           --------------

     (a) In the event that, after receiving proper notice of a meeting of the Board, a committee of the Board on which a Conning Director or Conning Designee serves, or a meeting of any board of directors or similar managing body of any of the Company's Subsidiaries in accordance with such entity's by-laws, any Conning Director, Conning Designee or Conning Non-Voting Observer determines that he or she is unable to attend such meeting, Conning shall have the right to designate a representative to attend and observe such meeting on behalf of such Conning Director, Conning Designee or Conning Non-Voting Observer, as the case may be, who shall be entitled to fully participate (other than the right to vote) in such meeting as if he were a member of the Board or committee, or a member of the board of directors or similar managing body of the relevant Subsidiary of the Company or a Conning Non-Voting Observer, as the case may be, so long as such representative executes a confidentiality agreement in form reasonably satisfactory to the Board covering such matters, information and materials as may be disclosed in connection with such Board or committee meetings.

     (b) In the event that, after receiving proper notice of a meeting of the Board, a committee of the Board on which a Beacon Director or Beacon Designee serves, or a meeting of any board of directors or similar managing body of any of the Company's Subsidiaries in accordance with such entity's by-laws, any Beacon Director, Beacon Designee or Beacon Non-Voting Observer determines that he or she is unable to attend such meeting, Beacon shall have the right to designate a representative to attend and observe such meeting on behalf of such Beacon Director, Beacon Designee or Beacon Non-Voting Observer, as the case may be, who shall be entitled to fully participate (other than the right to vote) in such meeting as if he were a member of the Board or committee, or a member of the board of directors or similar managing body of the relevant Subsidiary of the Company or a Beacon Non-Voting Observer, as the case may be, so long as such representative executes a confidentiality agreement in form reasonably satisfactory to the Board covering such matters, information and materials as may be disclosed in connection with such Board meetings.

     (c) In the event that, after receiving proper notice of a meeting of the Board or a meeting of any board of directors or similar managing body of any of the Company's Subsidiaries in accordance with such entity's by-laws, any RBC Director, RBC Designee or RBC Non-Voting Observer determines that he or she is unable to attend such meeting, RBC shall have the right to designate a representative to attend and observe such meeting on behalf of such RBC Director, RBC Designee, or RBC Non-Voting Observer as the case may be, who shall be entitled to fully participate (other than the right to vote) in such meeting as if he were a member of the Board, or a member of the board of directors or similar managing body of the relevant Subsidiary of the Company, as the case may be, so long as such representative executes a confidentiality agreement in form reasonably satisfactory to the Board covering such matters, information and materials as may be disclosed in connection with such Board meetings.

     (d) In the event that, after receiving proper notice of a meeting of the Board or a meeting of any board of directors or similar managing body of any of the Company's Subsidiaries in accordance with such entity's by-laws, a TCI Director determines that he or she is unable to attend such meeting, TCI shall have the right to designate a representative to attend and observe such meeting on behalf of such TCI Director, who shall be entitled to fully participate (other than the right to vote) in such meeting as if he were a member of the Board, or a member of the board of directors or similar managing body of the relevant Subsidiary of the Company, as the case may be, so long as such representative executes a confidentiality agreement in form reasonably satisfactory to the Board covering such matters, information and materials as may be disclosed in connection with such Board meetings.

     (e) In the event that, after receiving proper notice of a meeting of the Board or a meeting of any board of directors or similar managing body of any of the Company's Subsidiaries in accordance with such entity's by-laws, a Brinson Director determines that he or she is unable to attend such meeting, Brinson shall have the right to designate a representative to attend and observe such meeting on behalf of such Brinson Director, who shall be entitled to fully participate (other than the right to vote) in such meeting as if he were a member of the Board, or a member of the board of directors or similar managing body of the relevant Subsidiary of the Company, as the case may be, so long as such representative executes a confidentiality agreement in form reasonably satisfactory to the Board covering such matters, information and materials as may be disclosed in connection with such Board meetings.

     3.6.  Board and Committee Meetings.
           ----------------------------

           The Company shall hold regular meetings of its Board on at least a quarterly basis. The Company agrees, and shall cause the By-laws to be amended to the extent necessary to provide, that, (i) so long as Conning meets or exceeds the Conning Pre-IPO Threshold or Conning Post-IPO Threshold, as applicable, the Conning Designee and each Conning Director shall have the right, upon reasonable notice, to call meetings of the Board and of each committee of the Board on which he or she is a member, and (ii) so long as Beacon meets or exceeds the Beacon Pre-IPO Threshold or Beacon Post-IPO Threshold, as applicable, the Beacon Designee and each Beacon Director, shall have the right, upon reasonable notice, to call meetings of the Board and of each committee of the Board on which he or she is a member. The Company agrees that any Conning Non-Voting Observer or Beacon Non-Voting Observer shall have the right to request that the Chairman of the Board or the Chief Executive Officer of the Company call a meeting of the Board and that, upon such request, the Chairman of the Board shall promptly call a meeting of the Board to be held at such time (but not earlier than 48 hours from the date such request is made) as shall be requested by the Conning Non-Voting Observer or Beacon Non-Voting Observer, as the case may be.

     3.7.  Directors' Indemnification.
           --------------------------

     (a) Unless Conning, Beacon and the Board agree that such insurance as described herein cannot be obtained at commercially reasonable rates, the Company shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance covering each of the directors of the Company, including, without limitation, the Conning Designee, the Beacon Designee, the O'Crowley Designee, the RBC Designee and any TCI Non-Voting Observer, Brinson Non-Voting Observer, Conning Non-Voting Observer, Beacon Non-Voting Observer, or RBC Non-Voting Observer in an amount of at least $3 million per occurrence and $5 million in the aggregate.

     (b) The Certificate, By-laws and other organizational documents of the Company and each of its Subsidiaries shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to and limitation of the personal liability of the members of the Board and the members of the boards of directors or other similar managing bodies of each of the Company's Subsidiaries and such other persons, if any, who, pursuant to a provision of such Certificates, By-laws or other organizational documents, exercise or perform any of the powers or duties otherwise conferred or imposed upon members of the Board or the boards of directors or other similar managing bodies of each of the Company's Subsidiaries. Any TCI Non-Voting Observer , Conning Non-Voting Observer, Beacon Non-Voting Observer, RBC Non-Voting Observer and Brinson Non-Voting Observer shall be entitled to indemnification from the Company to the maximum extent permitted by law as though he or she were a director of the Company and any of its Subsidiaries. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board or any member of the boards of directors or other similar managing bodies of any of the Company's Subsidiaries, until at least six years following the latest date that any Shareholder is entitled to designate or nominate any director or designee pursuant to Section 3.1.

     (c) Each of the Conning Directors, Conning Designee, Beacon Directors, Beacon Designee, O'Crowley Director, O'Crowley Designee, RBC Director, RBC Designee, the Agreed Director, the TCI Director, the Brinson Director (if one) and any TCI Non-Voting Observer, Conning Non-Voting Observer, Beacon Non-Voting Observer, RBC Non-Voting Observer and Brinson Non-Voting Observer is intended to be a third-party beneficiary of the obligations of the Company pursuant to this Section 3.7, and the obligations of the Company pursuant to this Section 3.7 shall be enforceable by each Conning Director, Conning Designee, Beacon Director, Beacon Designee, O'Crowley Director, O'Crowley Designee, RBC Director, RBC Designee, the Agreed Director, the TCI Director, the Brinson Director (if one) and any TCI Non-Voting Observer, Conning Non-Voting Observer, Beacon Non-Voting Observer, RBC Non-Voting Observer and Brinson Non-Voting Observer.

     3.8.  Irrevocable Proxy.
           -----------------

     In order to secure each Shareholder's obligation to vote such Shareholder's Voting Shares in accordance with the provisions of this Section 3 pursuant to which each other Shareholder has rights hereunder, each Shareholder hereby appoints each other Shareholder as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Voting Shares of the Company for the election of each Conning Director, Conning Designee, Beacon Director, Beacon Designee, O'Crowley Director, O'Crowley Designee, RBC Director, RBC Designee, the Agreed Director, the TCI Director, and the Brinson Director (if one) as a member of the Board and to take all such other actions as are necessary to enforce the rights of the various Shareholders under this Section 3. Each Shareholder may exercise the irrevocable proxy granted to it hereunder at any time any Shareholder fails to comply with any provision of this Agreement granting the Shareholder exercising such proxy rights under this Section 3. The proxies and powers granted by each Shareholder pursuant to this Section 3.8 are coupled with an interest and are given to secure the performance of each of the Shareholders' respective obligations to the various Shareholders under this Section 3. Such proxies and powers shall survive the death, incompetency and disability of each Shareholder. Such proxies and powers will be effective until a Qualified IPO, at which time such proxies and powers shall terminate.

     3.9.  Contractual Management Rights.
           -----------------------------

     The Company and each of the Shareholders acknowledge that the provisions of this Agreement, including this Section 3, are intended, among other things, to provide Conning and Beacon with "contractual management rights" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

     3.10. Expenses.
           --------

     The Company shall pay the reasonable out-of-pocket expenses incurred by each of the directors of the Company, including, but not limited to, the Conning Directors, Conning Designee, Beacon Directors, Beacon Designee, the Agreed Director, the RBC Director, the RBC Designee, the TCI Director, and the Brinson Director (if one) and any TCI Non-Voting Observer, the Brinson Non-Voting Observer, Conning Non-Voting Observer, RBC Non-Voting Observer, and Beacon Non-Voting Observer in connection with performing his or her duties, including without limitation the reasonable out-of-pocket expenses incurred by such person attending meetings of the Board or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any Subsidiary of the Company.

          3.11.  Cooperation.
                 -----------

          Each Shareholder shall vote all of its Voting Shares and shall take all other necessary or desirable actions within its control (including, without limitation, attending all meetings in person or by proxy for purposes of obtaining a quorum, executing all written consents in lieu of meetings and voting to remove members of the Board, as applicable), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board, committee, and shareholder meetings and voting to remove members of the Board or committee, as applicable), to effectuate the provisions of this Section 3.

     Section 4.  Restrictions on Transfers of Stock.
                 ----------------------------------

          4.1.   General.
                 -------

          No Shareholder shall Transfer any Stock (other than Transfers of Stock by a Shareholder to its Affiliates, or to the owners or managers of such Shareholder or its Affiliates, or to the Company pursuant to the Exchange Agreement), whether owned on the date hereof or acquired hereafter, without first, if applicable, complying with the provisions of Section 5 hereof and then, in each case as applicable, complying with the provisions of Section 6 hereof. In addition to, and not in limitation of, the foregoing, so long as the shares representing at least 25% of the shares of any one of the (i) Series A Preferred, (ii) Series B Preferred issued to Beacon and its Affiliates, (iii) Series C Preferred issued to Beacon and its Affiliates or, (iv) Series D Preferred issued to Conning and its Affiliates outstanding on the date hereof or purchased pursuant to the Purchase Agreement and the Exchange Agreement, are outstanding, then until the earliest of (a) a Qualified IPO, (b) a sale of the Company (whether by sale, merger, consolidation, recapitalization or similar transaction) of substantially all of its assets or (c) February 3, 2004, O'Crowley, Patrick F. O'Neal, (and the Eden Financial Group, Inc. Capital Accumulation Profit Sharing Plan FBO Patrick F. O'Neal), Paul Tartre and Rick L. Weller and their respective Affiliates who are permitted transferees pursuant to clause (y) below (collectively "Management Shareholders") shall each not
                                -----------------------
Transfer more than fifteen percent (15%) of the aggregate number of shares of Stock held by him or it as of the date hereof or acquired subsequent to such date other than Stock acquired subsequent to the date hereof other then pursuant to a Company (or a subsidiary of the Company) benefit plan, including any stock purchase plan or stock option plan (such a permitted Transfer is referred to as a "Permitted Management Shareholder Limited Transfer"), except for (x)
   -------------------------------------------------
transactions described in items (a), (c), (d), (e), (f), (h), (i) and (k) of
Section 5.6 hereof (y) transfers to Affiliates of the transferee Shareholder for estate planning purposes and (z) after compliance with Section 5.5, additional Shares of Stock if Conning and Beacon concur with the Management Shareholder that an additional Transfer(s) should be allowed to avoid hardship to the Management Shareholder or his Affiliates. The limit of fifteen percent (15%) in the preceding sentence shall change to twenty five percent (25%) if either (A) Conning (together with its Affiliates) owns less than 50% of the

Series D Preferred issued to it pursuant to the Purchase Agreement, or (B) Beacon (together with its Affiliates) own less than 50% of the shares of Series B Preferred, Series C Preferred, and Series D Preferred (on an as converted to common basis) owned by it on May 7, 1998, or acquired by it pursuant to the Exchange Agreement and the Purchase Agreement.

          4.2.   Shareholders' Agreement.
                 -----------------------

          Except in connection with a Public Sale, any transferee of Stock (including Transfers of Stock by a Shareholder to its Affiliates, or to the owners or managers of such Shareholder or its Affiliate) who is not a Shareholder shall upon consummation of, and as a condition to, such Transfer execute and deliver to the Company (which the Company shall then deliver to all other Shareholders) an agreement in form and substance satisfactory to the Company, Conning (so long as Conning is a Shareholder) and Beacon (so long as Beacon is a Shareholder) pursuant to which such transferee agrees to be bound by the terms of this Agreement for the benefit of the parties hereto and such transferee shall thereafter be deemed to be a Shareholder for all purposes of this Agreement.

          4.3.   Conflicts with Other Provisions of this Agreement.
                 -------------------------------------------------

          Any Transfer or attempted Transfer of Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose.

     Section 5.  Rights of First Offer.
                 ---------------------

          In addition to and not in limitation of any other restrictions on Transfers of Stock contained in this Agreement, any Transfers of Stock by a Shareholder shall be consummated only in accordance with the following procedures:

          5.1.   First Offer.
                 -----------

          The transferring Shareholder shall first deliver to the Company and each Major Shareholder (the "Offered Shareholders") a written notice (an "Offer Notice"), that shall (a) state the transferring Shareholder's intention to
------
Transfer Stock to one or more Persons in a bona fide, arm's length transaction, the amount and type of Stock to be Transferred (the "Subject Stock"), the
                                                     -------------
purchase price therefor (which shall be payable in cash) and a summary of the other material terms of the proposed Transfer and (b) offer the Company and the Offered Shareholders the option to acquire all or a portion of such Subject Stock upon the terms and subject to the conditions of the proposed Transfer as set forth in the Offer Notice (the "Offer"); provided that such Offer may
                                    -----    --------
provide that it must be accepted by the Company and Offered Shareholders (in the aggregate) on an all or nothing basis (an "All or Nothing Sale"). The Offer
                                           -------------------
shall remain open and irrevocable for the periods set forth below (and, to the extent the Offer is accepted during such periods, until the consummation of the sale contemplated by the Offer). The Company shall have the right and option, for a period of 30 days after delivery of the Offer Notice (the

"Company Acceptance Period"), to accept all or any part of the Subject Stock at
 -------------------------
the cash purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the transferring Shareholder and each of the Offered Shareholders within the Company Acceptance Period.

          5.2.  First Offer Obligations.
                -----------------------

          If the Company shall fail to accept all of the Subject Stock offered pursuant to, or shall reject in writing, the Offer (the Company being required to notify in writing to the transferring Shareholder and each of the Offered Shareholders of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Company Acceptance Period or the date five days immediately after the giving of such written notice of rejection or failure to accept such offer by the Company, each Offered Shareholder shall have the right and option, for a period of 10 days thereafter (the "Shareholder
                                                                    -----------
Acceptance Period"), to accept for purchase at the cash purchase price and on
-----------------
the terms stated in the Offer Notice up to the number of shares of Subject Stock so offered and not accepted by the Company (the "Refused Stock") equal to the
                                                 -------------
product of (a) the aggregate number of shares of the Refused Stock multiplied by
(b) the First Offer Ratio; provided, however, that, if the Offer contemplated an
                           --------- -------
All or Nothing Sale, the Offered Shareholders who purchase Refused Stock pursuant to this Section 5.2 must, in the aggregate, accept the Offer with respect to all, but not less than all, of the Refused Stock, at the cash purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by an Offered Shareholder by delivering a written notice to the Company and the transferring Shareholder within the Shareholder Acceptance Period specifying the number of shares such Offered Shareholder will purchase (the "First Offer Shares"). If, upon the expiration of the Shareholder
      ------------------
Acceptance Period, the aggregate number of shares of the Refused Stock exceeds the aggregate number of First Offer Shares (such excess being referred to herein as "Excess Refused Stock"), each Offered Shareholder (each, an "Accepting
    --------------------                                        ---------
Shareholder") who, during the Shareholder Acceptance Period, accepted the Offer
-----------
with respect to the maximum number of shares of the Refused Stock allocable to such Offered Shareholder pursuant to the first sentence of this Section 5.2, shall have the right and option to accept within 10 days following conclusion of the Shareholder Acceptance Period (the "Excess Period") for purchase at the cash
                                        -------------
purchase price and on the terms stated in the Offer Notice up to the number of shares of Excess Refused Stock equal to the product of (a) the aggregate number of shares of Excess Refused Stock multiplied by (b) the Accepting Shareholder Ratio. The process described in the foregoing sentence shall be repeated within the Excess Period with respect to any shares of Excess Refused Stock not accepted for purchase until the conclusion of the Excess Period or, with respect to an All or Nothing Sale, until all shares of Excess Refused Stock have been accepted for purchase within the Excess Period. All acceptances of Subject Stock by an Offered Shareholder pursuant to an Offer shall be irrevocable.

          5.3.  Transfer of Subject Stock.
                -------------------------

          If effective acceptance shall not be received pursuant to Section 5.2 above or 5.5 below with respect to all of the Subject Stock offered for sale pursuant to the Offer Notice, then the transferring Shareholder may Transfer all or any portion of the Subject Stock so offered for sale and not so accepted (or, in the case of an All or Nothing Sale, all, but not less than all, of the Subject Stock offered for sale pursuant to the Offer Notice), at a cash price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Offer Notice at any time within 90 days after the expiration of the Shareholder Acceptance Period (the "Sale Period").
                                                                -----------
In the event that all of the Subject Stock is not sold by the transferring Shareholder during the Sale Period, the right of the transferring Shareholder to Transfer such Stock shall expire and the obligations of this Section 5 shall be reinstated.

          5.4.  Closing.
                -------

          All Transfers of Subject Stock to the Offered Shareholders, a Conning Offeree or a Beacon Offeree, pursuant to this Section 5 shall be made free and clear of all liens (other than this Agreement and any applicable registration rights agreement) and shall be consummated contemporaneously at the offices of the Company on the later of (a) a mutually satisfactory business day within (i) 30 days after the expiration of the Shareholder Acceptance Period or (ii) ten days after expiration of the Management Transfer Acceptance Period, as applicable and (b) the fifth business day following the expiration or termination of all waiting periods under the HSR Act applicable to such Transfers, or at such other time and/or place as the parties may agree. The delivery of certificates or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock.

          5.5   Rights on Certain Management Sales.  In the case of a Permitted
                ----------------------------------
Management Shareholder Limited Transfer:

          (i)   Unless waived by Beacon and Conning, the provisions of Section
5.1 shall apply except that the Offer Notice will be given only to (a) Conning and its Affiliates who have been Transferred Stock from Conning (collectively "Conning Offerees"), (b) Beacon and its Affiliates who have been Transferred
 -----------------
Stock from Beacon (collectively "Beacon Offerees"), (c) TCI, USITF, Encompass
                                 ---------------
and their respective Affiliates to whom they have transferred stock (collectively "TCI Offerees") and (d) Brinson and its Affiliates who have been
               ------------
Transferred Stock from Brinson (collectively "Brinson Offerees"). No Offer
                                              ----------------
Notice need be given to the Company or any other Shareholder other than Conning Offerees, Beacon Offerees, Brinson Offerees and TCI Offerees.

          (ii) Each Beacon Offeree, Conning Offeree, Brinson Offeree and TCI Offeree shall have the right and option, for a period of 30 days after the Offer Notice is given (the "Management Transfer Acceptance Period"), to accept for
                      -------------------------------------
purchase at the cash purchase price and on the terms stated in the Offer Notice up to the number of shares of Subject Stock so offered equal to the product of (a) the aggregate number of shares of the Subject Stock multiplied by (b) the First Offer Ratio (provided, however, that
                                                       --------  -------
only Stock held by Beacon Offerees, Conning Offerees, Brinson Offerees, and TCI Offerees shall be included in the numerator and denominator of the First Offer Ratio); provided; however, that, if the Offer contemplated an All or Nothing
        --------  -------
Sale, the Beacon Offerees, Conning Offerees, Brinson Offerees, and TCI Offerees who purchase Subject Stock pursuant to this Section 5.5 must, in the aggregate, accept the Offer with respect to all, but not less than all, of the Subject Stock, at the cash purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by a Beacon Offeree, Conning Offeree, Brinson Offeree and TCI Offerees by delivering a written notice to the Company and the transferring Shareholder within the Management Transfer Acceptance Period specifying the number of shares such Offeree will purchase (the "First MT Offer
                                                                 --------------
Shares"). If, upon the expiration of the Management Transfer Acceptance Period,
------
the aggregate number of shares of the Subject Stock exceeds the aggregate number of First MT Offer Shares (such excess being referred to herein as "Excess MT
                                                                   ---------
Stock"), each Beacon Offeree, Conning Offeree, Brinson Offeree and TCI Offeree
-----
(each, an "Accepting MT Shareholder") who, during the Management Transfer
           ------------------------
Acceptance Period, accepted the Offer with respect to the maximum number of shares of the Subject Stock allocable to such Beacon Offeree, Conning Offeree, Brinson Offeree and TCI Offeree pursuant to the first sentence of this Section 5.5(ii), shall have the right and option to accept within ten days following conclusion of the Management Transfer Acceptance Period (the "Excess MT Period")
                                                              ----------------
for purchase at the cash purchase price and on the terms stated in the Offer Notice up to the number of shares of Excess MT Stock equal to the product of (a) the aggregate number of shares of Excess MT Stock multiplied by (b) the Accepting Shareholder Ratio (provided, however, that only Stock held by Beacon
                             --------  -------
Offerees, Conning Offerees, Brinson Offerees and TCI Offerees shall be included in the numerator and denominator of the Accepting Shareholder Ratio). The process described in the foregoing sentence shall be repeated within the Excess MT Period with respect to any shares of Excess MT Stock not accepted for purchase until the conclusion of the Excess MT Period or, with respect to an All or Nothing Sale, until all shares of Excess MT Stock have been accepted for purchase within the Excess MT Period. All acceptances of Subject Stock by a Beacon Offeree, Conning Offeree, Brinson Offeree or TCI Offeree pursuant to an Offer shall be irrevocable.

          5.6. Limitations.
               -----------

          The requirements of this Section 5 shall not apply to (a) any Transfer of Stock pursuant to Section 7 of this Agreement, (b) any Transfer pursuant to a Public Sale, (c) cashless exercises of stock options (whether effected by surrendering stock options or outstanding shares of Stock), (d) repurchases by the Company of stock options, (e) repurchases by the Company of Stock from terminated or departing consultants, directors or employees (provided that such repurchases do not exceed, in the aggregate, one percent of the outstanding Common Stock), (f) repurchases by the Company of Stock funded by life insurance proceeds, (g) (subject to written consent of Conning and Beacon, and compliance with the provisions of Sections 4.2 and 5.5 hereof), Permitted Management Shareholder Limited Transfers, (h) the Transfer or Transfers of up to 250,000 shares of Common Stock (adjusted appropriately to reflect stock splits and combinations, and stock dividends), in the aggregate, by O'Crowley to Paul Tartre, (i) the

Transfer by O'Crowley of up to 200,000 shares of Common Stock (adjusted appropriately to reflect stock splits and combinations, and stock dividends) to RBC pursuant to an Escrow Agreement dated December 22, 1997, by and among O'Crowley, RBC and the McNair Law Firm, P.A. (which transfer has occurred); (j) the Transfer by a Shareholder to an Affiliate for estate planning purposes, (k) Transfers to the Company pursuant to the Escrow Agreement or otherwise covering indemnification claims of the Company in the Protocall Transaction, (l) Transfers to the Company pursuant to the Stock Purchase Agreement (the "Acorn
                                                                        -----
Purchase Agreement") between the Company, shareholders of Acorn Information
------------------
Services, Inc., and Acorn Information Services, Inc. for indemnification or similar claims of the Company and Transfers by one such shareholder to another such shareholder pursuant to specific provisions of the Acorn Purchase Agreement in substantially the form such agreement is approved by the Company's Board of Directors and (m) the Transfer by O'Crowley by way of a pledge of 600,000 shares of Common Stock to secure a loan from the Company, and any foreclosure thereon or payment of such loan by delivery of such shares. Transfers under one clause of this Section 5.6 shall not reduce the amount of Stock that may be Transferred under another clause of this Section 5.6.

     Section 6.  Tag-Along Rights.
                 ----------------

          6.1.   Tag-Along.
                 ---------

          No Shareholder shall Transfer any Stock owned by such Shareholder without complying with the terms and conditions set forth in this Section 6 (after having complied with the provisions of Section 5).

          6.2.   Tag-Along Obligations.
                 ---------------------

          Any Major Shareholder (the "Tag-Along Initiator") desiring to Transfer
                                      -------------------
any shares of Stock shall, after expiration of all required notice periods under
Section 5, give not less than 10 days' prior written notice of such intended Transfer to each Major Shareholder ("Tag-Along Offeree") and to the Company.
                                     -----------------
Such notice (the "Tag-Along Notice") shall set forth the terms and conditions of
                  ----------------
such proposed Transfer, including the name of the proposed transferee, the number of shares of such Stock proposed to be transferred by the Tag-Along Initiator (the "Tag-Along Shares"), the purchase price per Tag-Along Share of
                ----------------
such Stock proposed to be paid therefor and the payment terms and type of Transfer to be effectuated. Within 10 days after delivery of the Tag-Along Notice by the Tag-Along Initiator to each Tag-Along Offeree and to the Company, each Tag-Along Offeree shall, by written notice to the Tag-Along Initiator and the Company, have the opportunity and right to sell to the transferee in such proposed Tag Along offer (upon the same terms and conditions as the Tag-Along Initiator) up to that number of shares of such Stock owned by the Tag-Along Offeree equal to the product of (x) such Tag-Along Offeree's Tag-Along Ratio multiplied by (y) the aggregate number of Tag-Along Shares. The amount of Tag-Along Shares to be sold by any Tag-Along Initiator shall be reduced to the extent necessary to provide for such sales of shares of such Stock by Tag-Along Offerees. No

Person may Transfer shares in any transaction that is subject to this Section 6 unless the transferee agrees to be bound by and complies with the terms of this Agreement.

          6.3.    Closing.
                  -------

          At the closing of any proposed Transfer in respect of which a Tag-Along Notice has been delivered, the Tag-Along Initiator together with all Tag-Along Offerees electing to sell shares, shall deliver, free and clear of all liens (other than this Agreement and any applicable registration rights agreement), to the proposed transferee certificates evidencing the shares to be sold thereto duly endorsed with transfer powers and shall receive in exchange therefore the consideration to be paid or delivered by the proposed transferee in respect of such shares as described in the Tag-Along Notice.

          6.4.    Limitations.
                  -----------

          The provisions of this Section 6 shall not apply to (a) any Public Sale, (b) any Transfer by a Major Shareholder to the Company, (c) any Transfers to an Offered Shareholder or the Company pursuant to Section 5, (d) any Transfers pursuant to Section 7, (e) cashless exercises of stock options (whether effected by surrendering stock options or outstanding shares of Stock),
(f) repurchases by the Company of stock options, (g) repurchases by the Company of Stock from terminated or departing consultants, directors or employees (provided that such repurchases do not exceed, in the aggregate, one percent of the outstanding Common Stock), (h) repurchases by the Company of Stock funded by life insurance proceeds, and (i) Transfers described in Sections 5.6(g), 5.6(h), 5.6(i), 5.6(j), 5.6(k), 5.6(l) and 5.6(m). Transfers under one clause of this
Section 6.4 shall not reduce the amount of Stock that may be Transferred under another clause of this Section 6.4.

     Section 7.   Drag-Along Rights.
                  -----------------

          7.1.  Drag-Along.
                ----------

          If a Drag-Along Initiator determines to Transfer or exchange (in a business combination or otherwise) in one or a series of related bona fide arm's-length transactions (collectively, the "Drag-Along Transaction") to an
                                              ----------------------
unrelated and unaffiliated third party all of the shares of Stock held by the Drag-Along Initiator, then, upon 30 days' written notice from the Drag-Along Initiator to the other Shareholders and the Company (the "Drag-Along Notice"),
                                                          -----------------
which notice shall include reasonable details of the proposed transaction, including the proposed time and place of closing and the consideration to be received by the Shareholders, each other Shareholder shall be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, all of his shares of Stock in the same transaction at the closing thereof (and will deliver certificates for all of his shares at the closing, free and clear of all liens, claims, or encumbrances except this Agreement and any registration rights agreement with the Company applicable to such Stock), and each Shareholder shall receive the same consideration per share on an as-converted to Common Stock basis upon consummation of such Drag-Along Transaction as is received by the Drag-Along Initiator after giving effect to any liquidation preference to which any Shareholder is entitled pursuant to the terms of the Certificate; provided, however, that if within 30
                                          --------  -------
days of receipt of a notice from the Drag-Along Initiator as provided in this
Section 7. 1, the Company irrevocably commits, in writing, either (a) to use its best efforts to complete a Qualified IPO or (b) to purchase all of the shares of Stock of the Drag-Along Initiator at the Fair Market Value of the consideration the Drag-Along Initiator would receive in connection with the Drag-Along Transaction, then the closing of the Drag-Along Transaction shall be suspended until the earlier of (x) 120 days after the Company so commits or (y) the date the Company determines that it will be unable to complete the Qualified IPO within such 120-day period. If the Company fails to either (i) complete the Qualified IPO within 120 days or (ii) purchase the Drag-Along Initiator's shares at the Fair Market Value of the consideration the Drag-Along Initiator would receive in connection with the Drag-Along Transaction, the Drag-Along Initiator shall have the right to compel the Shareholders to satisfy the general provisions of this Section 7.1 in order to consummate the Drag-Along Transaction without further delay. As used in this Section 7.1, "Fair Market Value" means,
                                                     -----------------
with respect to the consideration the Drag-Along Initiator would receive in connection with the Drag-Along Transaction, the value of such consideration, which, to the extent other than cash, shall take into account, in addition to the cash value thereof, the assumptions and reasonable expectations underlying the Drag-Along Transaction, including, without limitation, any anticipated tax benefit, synergies or other projected economic benefits, as confirmed by an independent investment bank reasonably satisfactory to Beacon, Conning and the Company.

          7.2.  Limitations.
                -----------

          The provisions of Section 7.l (a) shall only be applicable if (i) there has been no IPO and (ii) the Drag-Along Preconditions have been satisfied, and (b) shall not, in any event, apply with respect to (i) any Transfer prior to February 3, 2002, (ii) any Public Sale or (iii) any Transfer by a Shareholder to an Affiliate of such Shareholder.

     Section 8. Pre-emptive Rights.  The Company shall not issue, sell or
                ------------------
exchange, or agree to issue, sell or exchange (collectively, "Issue," and any
                                                              -----
issuance, sale or exchange resulting therefrom, an "Issuance") any shares of
                                                    --------
Stock, except as authorized by the Board and in accordance with the following procedures:

          8.1.  Pre-emptive Rights.
                ------------------

          The Company shall deliver to each Major Shareholder (other than any Major Shareholders that are not "accredited investors" as defined in Section 501 of Regulation D under the Securities Act) a written notice (a "Pre-emptive
                                                               -----------
Notice") that shall (i) state the Company's intention to Issue Stock to one or
------
more Persons, the amount and type of Stock to be Issued (the "Issuance Stock"),
                                                              --------------
the purchase price therefor and a summary of the other material terms of the proposed Issuance and (ii) offer (the "Pre-emptive Offer") each Major
                                       -----------------
Shareholder the option to acquire only that portion of the Issuance Stock as is set forth in Section 8.2. The Pre-emptive Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the

Pre-emptive Offer is accepted during such periods, until the consummation of the Issuance contemplated by the Pre-emptive Offer).

          8.2.  Purchase of Pre-Emptive Stock.
                -----------------------------

          Every Major Shareholder shall have the right and option, for a period of 30 days after delivery of the Pre-emptive Notice (the "Pre-emptive Acceptance
                                                          ----------------------
Period"), to accept for purchase at the purchase price and on the terms stated
------
in the Pre-emptive Notice up to the number of shares of Issuance Stock (such number being determined on an as-converted basis, if applicable) equal to the difference between (a) the Maximum Post-Issuance Amount and (b) the number of shares of outstanding Common Stock owned by such Major Shareholder as of the date of the Pre-emptive Notice. Such acceptance shall be made by delivering a written notice to the Company by each Major Shareholder within the Pre-emptive Acceptance Period specifying the maximum number of shares of the Issuance Stock such Major Shareholder will purchase.

          8.3.  Issuance of Stock.
                -----------------

          After passage of the Pre-emptive Acceptance Period, the Company may Issue all or any portion of the shares of the Issuance Stock not purchased by a Major Shareholder pursuant to Section 8.2 at a price not less than the price, and on terms not more favorable to the purchaser thereof, than the terms stated in the Pre-emptive Notice at any time within 90 days after the expiration of the Pre-emptive Acceptance Period (the "Issuance Period"). In the event that all of
                                    ---------------
the Issuance Stock is not Issued by the Company during the Issuance Period, the right of the Company to Issue such unsold Issuance Stock shall expire.

          8.4.  Closing.
                -------

          All Sales of Issuance Stock to the Major Shareholders subject to any Pre-emptive Notice shall be consummated contemporaneously at the offices of the Company on the later of (a) a mutually satisfactory business day within 30 days after the expiration of the Pre-emptive Acceptance Period or (b) the fifth business day following the expiration or termination of all waiting periods under the HSR Act, applicable to such Issuance, or at such other time and/or place as the Company and the Major Shareholders may agree. The delivery of certificates or other instruments evidencing such Issuance Stock shall be made by the Company on such date against payment of the purchase price for such Issuance Stock.

          8.5.  Limitations.
                -----------

          The provisions of this Section 8 shall not apply to any Issuance by the Company (a) in connection with an IPO or any subsequent registered public offering of Stock, (b) pursuant to either (i) any stock option or similar plan (or shares of the Company's Common Stock issuable thereunder) approved by the Board or (ii) any employee stock purchase plan approved by the Board, (c) upon conversion, exchange or exercise of any securities convertible into, or exchangeable or exercisable for, shares of the Company's Common Stock, (d) in connection with

(i) an acquisition of a business or the assets of a business (whether by merger or any other transaction structure with respect to which Stock may be issued in connection with or as a consequence of such acquisition), (ii) entering into, or borrowing funds pursuant to, a credit agreement or similar financing agreement,
(iii) entering into or acquiring a financing lease, (e) any issuance of Stock by the Company as provided in the Purchase Agreement, (f) any PIK Election as contemplated in the Certificate, (g) any issuance of Stock by the Company pursuant to the Exchange Agreement, and (h) any issuance of Stock by the Company upon exercise of any Warrant and (i) any Series F Additional Adjustment if additional securities are issued as a result thereof.

     Section 9.   Holdback Agreement; Adjustments.
                  -------------------------------

          9.1.  General.
                -------

          Each Shareholder agrees that (i) to the extent requested in writing by a managing underwriter of an IPO or any underwritten public offering effected pursuant to a demand registration request under any of the Registration Rights Agreements or any other registration rights agreement between such Shareholder and the Company, it will not Transfer any Stock or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, commencing not more than ten days prior to commencement of such public offering, not to exceed 180 days, and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account within three years after an IPO, it will not Transfer after such offering any of the Stock or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall (x) not exceed 180 days, in the event that it participates in such public offering pursuant to "piggyback" registration rights granted under any of the Registration Rights Agreements, and (y) not exceed 90 days, in the event that the Shareholder does not so participate in such public offering. The Company and each Shareholder, as applicable, hereby agree to use their best efforts to obtain a covenant from the managing underwriter in connection with any underwritten public offering described in this Section 9.1 that provides that a waiver by such underwriter of a "holdback" covenant with respect to any Shareholder shall apply equally to all Shareholders.

          9.2.  Adjustments.
                -----------

          In connection with an IPO initiated pursuant to a demand registration, the Company agrees that it will take all reasonable steps necessary to effect a subdivision or combination of shares if, with respect to any demand registration request under any of the Registration Rights Agreements or any other registration rights agreement between such Shareholder and the Company, in the reasonable judgment of the managing underwriter for the offering in respect of such demand registration, such subdivision or combination would enhance the marketability of the securities proposed to be registered thereunder. Each Shareholder agrees to vote all of its shares of capital stock in a manner, and to take all other actions necessary, to permit the Company, to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Certificate in order to increase or decrease the number of authorized shares of capital stock of the Company.

     Section 10.  Certain Covenants.
                  -----------------

          10.1. Financial Statements and Other Information.
                ------------------------------------------

          (a) Prior to an IPO, the Company shall deliver to each Shareholder (so long as (i) such Shareholder and its Affiliates, in the aggregate, hold at least 5% of the outstanding Common Stock (provided, however, that TCI and its
                                          --------  -------
Affiliates need only hold, in the aggregate, at least 4% of the outstanding Common Stock or 80% of the Common Stock (on an as-converted basis) purchased by them pursuant to a Purchase Agreement) and Brinson and its Affiliates need only hold, in the aggregate, at least 4% of the outstanding Common Stock or 20% of the Common Stock (on an as-converted basis) purchased by them pursuant to a Purchase Agreement) or (ii) such Shareholder or its Affiliate is entitled hereunder to designate a director or (iii) with respect to Bain or SLI so long as such party owns at least 50% of the Stock purchased thereby pursuant to a Purchase Agreement):

          (i) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company for such fiscal quarter, and unaudited consolidating and consolidated balance sheets of the Company as of the end of such fiscal quarter, setting forth in each case comparisons to the same quarter of the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

          (ii) within 90 days after the end of each fiscal year, audited consolidated statements of income and cash flows of the Company for such fiscal year, and consolidated balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by, with respect to the consolidated portions of such statements, an opinion of a "Big Six" independent accounting firm that is unqualified with respect to the scope of such firm's examination;

          (iii) at least 30 days prior to the commencement of each fiscal year, a business plan and quarterly operating budget approved by the Board for such fiscal year;

          (iv) promptly (but in any event within five business days) after the end of each month, copies of all reports, financial statements, or other information provided to the members of the Board and/or senior management of the Company during such month;

          (v) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which the Company and/or any of its Subsidiaries is a party, which default could have a material adverse effect on the Company or any Subsidiary, a certificate of an officer of the Company specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto;

          (vi) promptly (but in any event within three business days) after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications that the Company sends to its shareholders and copies of all registration statements and all regular, special or periodic reports that it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed; and

          (vii) with reasonable promptness, such other information and financial data concerning the Company as any Person entitled to receive information under this Section 10.1 may reasonably request;

provided, however, that the Company shall not be obligated to deliver or
--------  -------
otherwise disclose any information or materials to a Shareholder pursuant to this Section 10.1(a) if and for so long as the disclosure or delivery of such information or materials to such Shareholder would (x) breach or otherwise violate a confidentiality agreement that governs the disclosure or delivery by the Company of such information or materials or (y) result in the loss of attorney-client privilege with respect to such information or materials.

          (b)   Each of the financial statements referred to in this Section
10.1 shall be true and correct in all material respects and shall fairly and accurately reflect the financial condition and operating results of the Company as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments.

          (c) As a condition to, and in consideration of, being furnished with any information and/or materials described in Section 10.l(a) ("Confidential
                                                                ------------
Information"), each Shareholder hereby agrees that the Confidential Information
-----------
is highly confidential and that unauthorized disclosure of Confidential Information would be harmful to the Company and the other Shareholders. Any Confidential Information provided to a Shareholder by the Company, its directors, officers, Affiliates, advisers, agents or other representatives (collectively, "Representatives") will be kept confidential by such Shareholder;
                ---------------
provided, however, that Confidential Information may be disclosed by such
--------  -------
Shareholder (i) to its Representatives who need to know such Confidential Information acting in such capacity, so long as such Representatives agree to abide by the terms hereof as if a party hereto, or (ii) if the Company consents in writing. If a Shareholder is required by a court or administrative agency to disclose any Confidential Information, such Shareholder shall promptly notify the Company of such requirement so that the Company may oppose such requirement or seek a protective order and request confidential treatment of such information. If such Shareholder is ultimately compelled by a court or administrative agency to disclose Confidential Information, it may only disclose without liability hereunder Confidential Information the disclosure of which is so compelled. In addition to the foregoing, each Shareholder hereby acknowledges and agrees that its unauthorized disclosure of Confidential Information or its use of Confidential Information in trading in the securities of the Company may, under certain circumstances, result in a violation of the federal securities laws, and such Shareholder and its Representatives shall not take any action in respect of such matters in violation of the federal securities laws. Notwithstanding anything in this Section 10.1(c) to the contrary, Confidential Information shall not include information that (i) has not been provided by the Company, has not been derived from information constituting Confidential Information and has not otherwise been acquired in violation of this Section 10.1(c) or any other applicable confidentiality agreement, (ii) was publicly available at the time of disclosure by such Shareholder or (iii) was known (but only to the extent of such knowledge) by such Shareholder prior to disclosure as Confidential Information to such Shareholder by the Company.

          (b) If at any time after the date hereof a registration statement under the Securities Act of 1933, as amended, relating to the Company's initial public offering is declared effective by the Securities and Exchange Commission (the date on which such registration statement is declared effective being referred to herein as the "Effective Date"), which registration statement covers
                           --------------
the offer and sale of Common Stock for the account of the Company with an initial public offering price to the public of less than two times the Series F Conversion Price (as such term is defined in the Certificate) in effect immediately prior to the Effective Date, then the Company shall, within two (2) business days of the Effective Date, deliver to the transfer agent of the Series F Preferred and to each of the holders of shares of Series F Preferred a written notice describing such event and a certificate of adjustment (as described in Section 3.6.11 of the Certificate).

          10.2. Restrictions.
                ------------

          Prior to a Qualified IPO, the Company shall not, directly or indirectly, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of Beacon (as long as Beacon holds, directly or indirectly, at least 5% of the outstanding Common Stock) and Conning (as long as Conning holds, directly or indirectly, at least 5% of the outstanding Common Stock):

          (a) consolidate or merge with or into any Person or enter into any similar business combination transaction (including a sale of substantially all of its assets) or effect any transaction or series of transactions in which more than 33-1/3% of its voting securities are transferred to another Person, except a Qualified IPO or any such transaction or series of transactions, as the case may be, involving only wholly-owned Subsidiaries of the Company;

          (b) amend or repeal any provisions of, or add any provisions to, the Certificate or the By-laws;

          (c) alter or change the preferences, rights, privileges or powers of the Preferred Stock so as to affect adversely the Series B Preferred or Series C Preferred (which requires Beacon's consent only) or the Series D Preferred (which requires Conning's consent only);

          (d) create or designate, authorize the issuance of, or issue or sell, any new series or class of securities (or warrants, options or convertible into or exchangeable securities) or increase the authorized number of, authorize the issuance of, or issue, any additional shares of Common Stock or Preferred Stock, except (i) pursuant to a Qualified IPO, (ii) as consideration for an acquisition approved by the Board and which securities are valued at less than $1,000,000, or (iii) pursuant to transactions described in subparagraph (o);

          (e) increase the number of authorized members of the Board above ten, except for an increase to eleven if a Qualified IPO has not closed before July 31, 2000;

          (f)  voluntarily liquidate, dissolve or wind up;

          (g) pay, declare or set aside any sums for the payment of any dividends, or make any distributions, on any shares of its capital stock or other equity securities except as required by the terms of the Preferred Stock;

          (h) redeem, repurchase or otherwise acquire, any of its capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire any of its capital stock or other equity securities directly or indirectly) or redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans relating to the Company or its Subsidiaries, except for (i) redemptions or repurchases of Preferred Stock permitted under the Certificate, (ii) cashless exercises of options or warrants, (iii) repurchases of Stock from departing or terminated consultants, directors or employees of the Company pursuant to the terms (including price) of pre-existing agreements approved by the Board with such terminated consultants, directors and employees (not to exceed $1 million, in the aggregate), (iv) repurchases of Stock from O'Crowley or his Affiliates solely from the proceeds of life insurance on the life of O'Crowley pursuant to this Agreement, (v) repurchases of Stock from Frank Richards or his Affiliates approved by the Board (including by way of the Board approving an agreement to repurchase such Stock) and funded solely from the proceeds of life insurance on the life of Frank Richards and (vi) foreclosure upon or payment of the loan to O'Crowley described in Section 5.6(m);

          (i) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity or all or substantially all of the business or assets of another Person for consideration (including assumed liabilities) in excess of $250,000;

          (j) enter into or commit to enter into any joint ventures (other than in the ordinary course of business) or partnerships or establish any non-wholly-owned Subsidiaries, in each case, where the contributions or investments by the Company exceed $400,000 in cash or assets;

          (k) sell, lease, transfer or otherwise dispose of any asset or group of assets, for consideration in an annual aggregate amount (as to the Company and any and all of its Subsidiaries), in excess of $500,000;

          (l) create, incur or assume any indebtedness of the Company or any of its Subsidiaries for borrowed money (which shall include for purposes hereof capitalized lease obligations and guarantees or other contingent obligations for indebtedness for borrowed money) in an annual aggregate net incurred amount (as to the Company and all of its Subsidiaries) in excess of $1,000,000, excluding indebtedness that exists as of the date hereof;

          (m) mortgage, encumber, create or incur liens on its assets, in an annual aggregate amount (as to the Company and all of its Subsidiaries) in excess of $1,000,000, excluding liens on assets that exist as of the date hereof;

          (n) in the case of the Company's executive officers, amend, modify or grant any waiver under any material provisions of any employment agreement or under any non-competition provision or agreement to which the Company is a party or is bound;

          (o) create or issue any stock options, warrants or other securities convertible into, or exchangeable or exercisable for shares of the Company's Common Stock, other than (i) options issued pursuant to any stock option or similar plan (or shares of the Company's Common Stock issuable thereunder) approved by the Board, (ii) shares of the Company's Common Stock issuable upon conversion, exchange or exercise of any securities convertible into, or exchangeable or exercisable for shares of the Company's Common Stock, or modify, amend or grant any waiver of any provision of, any stock options, warrants or other Common Stock Equivalents outstanding as of the date hereof, (iii) pursuant to transactions described in subparagraph (d) of this Section, (iv) pursuant to the Purchase Agreement or Exchange Agreement; and (v) pursuant to a Series A PIK Election, Series B PIK Election, Series C PIK Election, Series D PIK Election, Series E PIK Election, or Series F PIK Election, each as defined in the Certificate; or

          (p) agree or otherwise commit to take any actions set forth in the foregoing subparagraphs (a) through (o).

          10.3. Reservation of Common Stock.
                ---------------------------

          The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock and upon exercise of the Warrants, such number of shares of Common Stock issuable upon the conversion of all outstanding shares of the Preferred Stock and upon exercise of the Warrants. All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance that shall be immediately transmitted by the Company upon issuance).

          10.4. Public Disclosures.
                ------------------

          The Company shall not, nor shall it permit any of its Subsidiaries to, disclose any Shareholder's name or identity as an investor in the Company or any material information related to this Agreement in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Shareholder, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Shareholder describing in reasonable detail the proposed content of such disclosure and shall permit such Shareholder to review and comment upon the form and substance of such disclosure.

     Section 11.  Conflicting Agreements.
                  ----------------------

          Each Shareholder represents and warrants that such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement, and no holder of Stock shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

     Section 12.  Legend.
                  ------

          12.1. Legend.
                ------

          Each Shareholder and the Company shall take all such action necessary (including exchanging with the Company certificates representing shares of Stock issued prior to the date hereof) to cause each certificate representing outstanding shares of Stock to bear a legend containing the following words:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF (i) UNLESS (A) REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES AND "BLUE SKY" LAWS OR (B) AN OPINION OF COUNSEL SATISFACTORY TO INTEK INFORMATION, INC. (THE "COMPANY") THAT SUCH REGISTRATION IS NOT NECESSARY HAS BEEN DELIVERED TO THE

COMPANY OR (ii) UNLESS SOLD PURSUANT TO AND IN COMPLIANCE WITH RULE 144 OF SUCH ACT AND APPLICABLE SECURITIES OR "BLUE SKY" LAWS."

"IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND TO THE VOTING AGREEMENTS SET FORTH IN THE AMENDED AND RESTATED SHAREHOLDERS' AND VOTING AGREEMENT DATED AS OF JANUARY __, 2000, AS AMENDED FROM TIME TO TIME BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY."

          12.2.  Termination of Legend.
                 ---------------------

          The requirement that the above securities legend be placed upon certificates evidencing shares of Stock shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. The requirement that the above legend regarding this Agreement be placed upon certificates evidencing shares of Stock shall cease and terminate upon the sale of such shares of Stock pursuant to a Public Sale. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

     Section 13.  Representations and Warranties.
                  ------------------------------

          13.1. Representations and Warranties of Each Party.
                --------------------------------------------

          Each party hereto represents and warrants to the other parties hereto as follows:

          (a) It has full power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) This Agreement has been duly and validly authorized, executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

          (c) The execution, delivery and performance of this Agreement by it does not (i) violate, conflict with or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or
(ii) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it.

            (d)    Except as set forth in Schedule 13.1(d), no consent or
                                          ----------------
approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby.

            (e) It is not a party to any agreement that is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

            13.2.  Representations and Warranties to Conning and Beacon.
                   ----------------------------------------------------

            Each Shareholder (but limited to Shareholders who are signatories hereto as to changes from the Schedules 13.2(a) or 13.2(b) to the February 3, 1997 Shareholders' and Voting Agreement which is superseded by this Agreement (other than Conning, Beacon, Bain and SLI)) severally but not jointly represents and warrants to each of Conning and Beacon as follows:

            (a) Schedule 13.2(a) hereto sets forth a list of all securities of the Company (including, without limitation, shares of capital stock, convertible securities, debentures, etc.) held of record or beneficially owned by it immediately after the date hereof. All such securities are free and clear of any liens, encumbrances, rights of first refusal or other rights of third parties of any nature with respect thereto other than those set forth in
Schedule 13.2(b).

            (b) Except as set forth on Schedule 13.2(b) hereto and other than this Agreement it is not a party to any contract or agreement written or oral,
(i) with respect to the securities of the Company (including, without limitation, any voting agreement, voting trust, stockholder's agreement, registration rights agreement, etc.) or (ii) otherwise with or relating to the Company, except for employment agreements entered into in the ordinary course of business.

     Section 14.   Duration of Agreement.
                   ---------------------

            The rights and obligations of a Shareholder under this Agreement shall terminate at such time as such Shareholder no longer is the beneficial owner of any shares of Stock. Except as provided below in this Section 14, this Agreement shall terminate upon the consummation of an IPO, except that the terms of Sections 3.1(b) to 3.11, 9, 10.3, 10.4, 12, 16, 17, 24 and 30 shall survive until, by their respective terms, they are no longer operative. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, INCLUDING PROVISIONS WHICH STATE THAT THEY APPLY AFTER AN IPO OR QUALIFIED IPO, IF A QUALIFIED IPO CLOSES BEFORE JULY 31, 2000, THIS AGREEMENT SHALL TERMINATE IN ITS ENTIRETY. HOWEVER, AFTER TERMINATION THE COMPANY SHALL NEVERTHELESS REMOVE LEGENDS ON CERTIFICATES AS PROVIDED IN SECTION 12.2

     Section 15.   Further Assurances.
                   ------------------

          At any time or from time to time after the date hereof the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

     Section 16.  Increased Authorized Stock
                  --------------------------

          Each Shareholder hereby agrees, upon such matters being submitted by the Board to a vote or consent of the stockholders of the Company, to vote (or execute a consent with respect to) the Shareholder's Voting Shares (and other securities issued by the Company, if necessary) in favor of any amendment to the Company's Certificate (or other governing document) so that there is a sufficient number authorized of each type of security to be issued upon exercise of a Series A PIK Election, Series B PIK Election, Series C PIK Election, Series D PIK Election, Series E PIK Election, Series F PIK Election, Series F Additional Adjustments, or Warrants (as each such term is defined in the Certificate) (or conversion or exercise of a security issuable upon such an exercise). Each Shareholder hereby grants an irrevocable proxy to the Board solely to vote the Shareholder's securities in favor of such an amendment. The proxies and powers granted by each Shareholder pursuant to this Section 16 are coupled with an interest and are given to secure the performance of each of the Shareholders' respective obligations to the various Shareholders and the Company under this Section 16. Such proxies and powers shall survive the death, incompetency and disability of each Shareholder. Such proxies and powers will be effective until a Qualified IPO, at which time such proxies and powers shall terminate.

     Section 17.  Amendment and Waiver.
                  --------------------

          Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Shareholder unless such modification, amendment or waiver is approved in writing by the Company, Shareholders holding at least a majority of the outstanding Common Stock, and, (a) so long as Conning holds 5% or more of the outstanding Common Stock, by Conning, (b) so long as Beacon holds 5% or more of the outstanding Common Stock, by Beacon, (c) so long as RBC has the right to designate an RBC Director, by RBC, and (d) so long as O'Crowley has the right to designate an O'Crowley Director, by O'Crowley; provided, however, that the
                                               --------  -------
addition of new parties in accordance with the provisions of the Purchase Agreement among the Company, USITF, Encompass, TCI and certain other parties dated April 16, 1999 herewith and pursuant to the Brinson Purchase Agreement shall not be deemed an amendment hereof and shall not require the consent of any party hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     Section 18.  Severability.
                  ------------

          Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     Section 19.  Entire Agreement.
                  ----------------

          Except as otherwise expressly set forth herein, this Agreement and the other documents dated the date hereof embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and pre-empt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way, including, without limitation, that certain Shareholders' Agreement made as of August 2, 1996, by and between the Company, O'Crowley, RBC and certain other stockholders of the Company. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of any Shareholder under any other agreement with the Company, the terms of this Agreement shall govern.

     Section 20.  Successors and Assigns.
                  ----------------------

          Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Shareholder and their respective successors, assigns, heirs and personal representatives, so long as they hold Stock and are or become parties to this Agreement. Except pursuant to a Transfer of Stock in compliance with
Section 4, no Shareholder shall have the right to assign its rights and obligations under this Agreement without the consent of (i) the Shareholders who hold a majority of the shares of the then outstanding Common Stock, (ii) Beacon (so long as Beacon is a Shareholder) and (iii) Conning (so long as Conning is a Shareholder).

     Section 21.  Counterparts.
                  ------------

          This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     Section 22.  Remedies.
                  --------

          Each Shareholder shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     Section 23.  Notices.
                  -------

          Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on Schedule 23 hereto and to any subsequent holder of Stock subject to
             -----------
this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                           Intek Information, Inc.
                           5619 DTC Parkway, 12th Floor
                           Englewood, CO  80111-3017
                           Telephone: (303) 357-3000
                           Facsimile: (303) 405-8421
                           Attention: Chief Executive Officer

               with a copy to:

                           Chrisman, Bynum & Johnson, P.C.
                           1900 Fifteenth Street
                           Boulder, CO  80302
                           Telephone: (303) 546-1300
                           Facsimile: (303) 449-5426
                           Attention: G. James Williams, Jr.

     Section 24.  Governing Law; Consent to Jurisdiction.
                  --------------------------------------

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware, the State of New York and of the United States of America, in each case located in either the County of New Castle, Delaware or the County of New York, New York for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or
                                                 ----------
relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, the State of New York or the United States of America, in each case located in either the County of New Castle, Delaware or the County of New York, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

     Section 25.  Miscellaneous.
                  -------------

          The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement is intended to be a voting agreement among stockholders as permitted by Section 218(c) of the Delaware General Corporation Law.

     Section 26.  Construction.
                  ------------

          Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     Section 27.  Pledges of Shares.
                  -----------------

          Any Shareholder exercising his, her or its right under Sections 5 and/or 8 may, in connection with obtaining financing therefor pursuant to a bona fide recourse loan from a bank or similar financial institution approved by Beacon and Conning (which approval will not be unreasonably withheld), pledge some or all of such Shareholder's Stock as collateral for such financing; provided that, to the extent the lenders secured by such pledge have rights in
--------
the Stock (including, without limitation, upon foreclosure), such lender agrees in writing to be bound by this Agreement in its entirety and that the foregoing is incorporated into the agreements governing such financing and pledge.

     Section 28.  O'Crowley Life Insurance; Use of Proceeds.
                  -----------------------------------------

          As soon as reasonably practicable following the Closing, the Company shall purchase (if it has not already done so) a term life insurance policy providing for a $20,000,000 payment to the Company (as the named beneficiary of such policy) if O'Crowley dies, and the Company shall thereafter keep such policy in effect. The first $10,000,000 of proceeds of such insurance shall, first, be used to repurchase shares of Stock, valued on a per share as-converted
-----
basis, from O'Crowley's estate and, second (to the extent any proceeds of the
                                    ------
first $10,000,000 of
such insurance remain after repurchasing all of the capital stock of the Company held by O'Crowley's estate at such time), be distributed to O'Crowley's estate. With respect to the foregoing, if, within 10 days following receipt of such insurance proceeds by the Company, the repurchase price of each share of Common Stock cannot be agreed upon among Conning, Beacon, RBC and, with respect to O'Crowley and his Affiliates, the Person (the "O'Crowley Representative") that
                                               ------------------------
has voting control with respect to the largest portion of the Stock owned by O'Crowley and his Affiliates, then (w) each of Conning, Beacon, RBC and the O'Crowley Representative shall select an independent appraiser skilled in such valuations, (x) the Company shall make all books, records and other data and documents available to such appraisers, (y) such appraisers shall simultaneously render their reasoned written appraisals within 30 days after their selection, and (z) the mathematical average of the four appraisals, stated on a per share as-converted basis taking into account all of the outstanding Common Stock, shall establish the repurchase price of each share of Common Stock. For the purposes of this Section 28, the determination of the repurchase price of each share of Common Stock shall not include a discount for a minority position or liquidity, shall value the Company as a going concern and shall be based upon the equity value of the Company. Repurchases of Stock and any distributions from insurance proceeds as contemplated by this Section 28 shall be made promptly after the later of the date such proceeds are received by the Company and the date the reasoned written appraisals are provided to the Company pursuant to clause (y) of the foregoing sentence.

     Section 29.  Rule Against Perpetuities.
                  -------------------------

          The term of this Agreement shall be 21 years from February 3, 1997, unless terminated earlier.

     Section 30.  Spider Technologies, Inc. Spin Off.
                  -----------------------------------

          30.1  No Application to Spider.
                -------------------------

          The Company, as of November 5, 1999, distributed capital stock (the "Spider Spin Off") of its wholly owned subsidiary, Spider Technologies, Inc., a
 ---------------
Delaware corporation ("Spider") to holders of capital stock of the Company. This Agreement and the Registration Rights Agreements have no application to securities issued by Spider.

          30.2  Unwind.
                ------

          Notwithstanding the intended simultaneous effectiveness of this Agreement and the Spider Spin Off, if for any reason the Spider Spin Off does not occur on or before November 30, 1999, or is unwound before January 1, 2000, each Shareholder shall vote all its Stock and other Voting Shares in favor of amendments to this Agreement, the Certificate, and such other agreements and documents which were entered into in contemplation of the Spider Spin Off, so that each will read as it would have in the absence of the Spider Spin Off. The PIK Election Dividend and liquidation preference (other than adjustments to the fixed dollar amount of the liquidation preference) are not dependent on the Spider Spin Off.

          30.3   Effect on Liquidation Preference.
                 ---------------------------------

          30.3.1 If subsequent to the Spider Spin Off, Spider (which term for purposes of this Section 30.3 includes the successors and assigns of Spider) engages in a "Liquidation" (for purposes of this Section 30 "Liquidation" means
              -----------
a distribution of the proceeds of a sale or lease of assets of Spider outside the ordinary course of business, a liquidation, winding up or dissolution as provided in Section 3.1.4 of the Certificate of Incorporation of Spider as first amended to create the Series A Preferred Stock of Spider and excluding later amendments, or an exchange or sale of 90% or more of the capital stock of Spider to accomplish an acquisition of Spider in a single or related transaction, [any sale, lease, exchange, merger or consolidation as provided in such Section, or an exchange or sale of 90% or more of the capital stock of Spider to accomplish an acquisition of Spider in a single or related transaction is deemed a Liquidation even if holders of Spider capital stock elect, waive, or vote to not treat it as a Liquidation]), or an initial public offering of its equity securities which is registered pursuant to the Securities Act ("Spider
                                                                       ------
IPO") then the Shareholders shall vote all their Stock and other Voting
---
Shares in favor of an amendment to the Certificate (and amend such other agreements and documents as appropriate) to accomplish the following:

          (a) The Series A Redemption Price and Series A Liquidation Value, and the Series A Original Purchase Price solely for the purpose of computing the amount of the dividend thereon pursuant to Section 3.1.3.(b) of the Certificate, will be reduced by an amount equal to the Spider Excess Preferred Distribution and increased by an amount equal to a Spider Deficit Distribution, in respect of a share of Spider Series A Preferred issued pursuant to the Spin Off and Spider securities issued in respect of such share of Spider Series A Preferred Stock by way of exchange, exercise, conversion, stock split, stock dividend, distribution or otherwise (collectively "Series A Spin Off Securities").
                            ----------------------------

          (b) The Series B Redemption Price and Series B Liquidation Value, and the Series B Stated Value solely for the purpose of computing the amount of the dividend thereon pursuant to Section 3.2.3.(a) of the Certificate, will be reduced by an amount equal to the Spider Excess Preferred Distribution and increased by an amount equal to a Spider Deficit Distribution, in respect of a share of Spider Series A Preferred issued pursuant to the Spin Off and Spider securities issued in respect of such share of Spider Series A Preferred Stock by way of exchange, exercise, conversion, stock split, stock dividend, distribution or otherwise (collectively "Series B Spin Off Securities").
                            ----------------------------

          (c) The Series C Redemption Price and Series C Liquidation Value, and the Series C Stated Value solely for the purpose of computing the amount of the dividend thereon pursuant to Section 3.3.3.(a) of the Certificate, will be reduced by an amount equal to the Spider Excess Preferred Distribution and increased by an amount equal to a Spider Deficit Distribution, in respect of a share of Spider Series A Preferred issued pursuant to the Spin Off and Spider securities issued in respect of such share of Spider Series A Preferred Stock by way of exchange, exercise, conversion, stock split, stock dividend, distribution or otherwise (collectively "Series C Spin Off Securities").
               ----------------------------

          (d) The Series D Redemption Price and Series D Liquidation Value, and the Series D Stated Value solely for the purpose of computing the amount of the dividend thereon pursuant to Section 3.4.3.(a) of the Certificate, will be reduced by an amount equal to the Spider Excess Preferred Distribution and increased by an amount equal to a Spider Deficit Distribution, in respect of a share of Spider Series A Preferred issued pursuant to the Spin Off and Spider securities issued in respect such share of Spider Series A Preferred Stock by way of exchange, exercise, conversion, stock split, stock dividend, distribution or otherwise (collectively "Series D Spin Off Securities").
                            ----------------------------

          (e) The Series E Redemption Price and Series E Liquidation Value, and the Series E Stated Value solely for the purpose of computing the amount of the dividend thereon pursuant to Section 3.5.3.(a) of the Certificate, will be reduced by an amount equal to the Spider Excess Preferred Distribution and increased by an amount equal to a Spider Deficit Distribution, in respect of a share of Spider Series A Preferred issued pursuant to the Spin Off and Spider securities issued in respect of such share of Spider Series A Preferred Stock by way of exchange, exercise, conversion, stock split, stock dividend, distribution or otherwise (collectively "Series E Spin Off Securities").
                            ----------------------------

          Equitable adjustments to the foregoing will be made in the event that prior to a Liquidation or a Spider IPO and the making of the adjustments provided for in Section 30.3.1.( a) through (e) dividends or distributions are made by Spider on or in respect of Series A Spin Off Securities, Series B Spin Off Securities, Series C Spin Off Securities, Series D Spin Off Securities, or Series E Spin Off Securities (collectively "Spin Off Securities").
                                            -------------------

          The parties recognize that the foregoing adjustments in this Section
30.3.1 will not affect the amount receivable by a holder of Preferred Stock in respect of shares of Common Stock received on conversion of Preferred Stock to Common Stock prior to a Liquidation.

          No such adjustments shall be made in respect of the Series F Preferred as Spin Off Securities were not issued in respect of Series F Preferred.

          No adjustments shall be made pursuant to this Section 30.3 in respect of any Preferred stock that converts to Common Stock prior to either a Liquidation or a Spider IPO.

          30.3.2.  "Spider Excess Preference Distribution", subject to
                   ---------------------------------------
Section 30.3.4., means an amount equal to: (A) in the case of a Liquidation, the amount by which (i) the Fair Market Value (as defined below) of the amount received by the holders of Spin Off Securities (in respect of one share of Spider Series A Preferred and all other Spin Off Securities issued in respect thereof) pursuant to the Liquidation in respect of the applicable Spin Off Securities exceeds (ii) $.13; or (B) in the case of a Spider IPO, the amount by which (i) eighty-two and one-half percent (82.5%) of the average closing price (or if no closing price is reported, the average of the last reported bid and ask prices) per share of Spider common stock on the principal United States exchange or market on which Spider's common stock is then traded, for the thirty (30) trading days commencing 180 calendar days after the Spider IPO (or the 30 [or fewer if there has been fewer than 30] trading days preceding a redemption of a majority [calculated as a single class on an as converted to common basis] of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred), (ii) exceeds $.13. The end of such 30 trading day period for purposes of this definition and the definition of Spider Deficit Distribution is referred to as the "Trading Period End."
     -------------------

          30.3.3.  "Spider Deficit Distribution," subject to Section 30.3.4.,
                    ----------------------------
means an amount equal to: (A) in the case of a Liquidation, the amount by which
(i) the Fair Market Value (as defined below) of the amount received by the holders of Spin Off Securities (in respect of one share of Spider Series A Preferred and all other Spin Off Securities issued in respect thereof) pursuant to the Liquidation in respect of the applicable Spin Off Securities is less than
(ii) $.13; or (B) in the case of a Spider IPO, the amount by which (i) eighty-two and one-half percent (82.5%) of the average closing price (or if no closing price is reported, the average of the last reported bid and ask prices) per share of Spider common stock on the principal United States exchange or market on which Spider's common stock is then traded, for the thirty (30) trading days commencing 180 calendar days after the Spider IPO (or the 30 [or fewer if there has been fewer than 30] trading days preceding a redemption of a majority [calculated as a single class on an as converted to common basis] of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred), is less than (ii) $.13. In the case of a Liquidation, the Spider Deficit Distribution will be calculated only upon a Liquidation in which all remaining Spider assets are directly or indirectly transferred (including by merger, consolidation or stock exchange).

          30.3.4. The calculation of Spider Excess Preferred Distribution or Spider Deficit Distribution, including the $.13 amount referenced in this
Section 30, shall be equitably adjusted for stock splits, stock dividends other than PIK Election dividends (except as PIK Election dividends are addressed in the following portions of this Section 30.3.4), stock combinations, and recapitalizations of Spin Off Securities, Spider common stock, and Preferred Stock. No further calculation of Spider Excess Preference Distribution or Spider Deficit Distribution shall be made after a Liquidation (other than a Liquidation consisting only of a partial distribution of the assets of Spider) or the Trading Period End, whichever occurs first. The calculation of the Spider Excess Preference Distribution shall be equitably adjusted to take into account stock received pursuant to dividends, stock splits, stock combinations and recapitalizations so that the aggregate decrease in the Series A Original Purchase Price, Redemption Price, Liquidation Value, and Stated Value, of all Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred does not exceed the difference between: (i) the $4,901,925.70 amount of the adjustment in respect of the Spider Spin Off as of the date of the Spider Spin Off and (ii) the aggregate amount received in respect of Spin Off Securities excluding Spin Off Securities issued pursuant to a Series A PIK Election, Series B PIK Election, Series C PIK Election, Series D PIK Election or Series E PIK Election.

          For example, using hypothetical numbers, assume that: (i) there were 50,000,000 shares of Series A Preferred Stock outstanding on the date of the Liquidation of Spider (10,000,000 of which had been received upon a PIK Election); (ii) the Spider Series A Preferred Stock received $.20 per share in the Liquidation; (iii) the Liquidation Value of the Spider Series A Preferred Stock was $.13 per share; and (iv) at the time of the Spider Liquidation there were a total of 70,000,000 shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding. The aggregate excess would be 50,000,000 x $.07 = $3,500,000, not 40,000,00 x $.07 ($2,800,000) plus 10,000,000 x $.20
($2,000,000) = $4,800,000. The $3,500,000 aggregate would then be allocated among the 70,000,000 shares of Intek for a per share adjustment of $.05 ($3,500,000 / 70,000,000 = $.05). Subject to the $.13 per share limitation of
Section 30.3.5, the same equitable adjustment principles shall apply in the case of a Spider Deficit Distribution.

          30.3.5  In no event shall the adjustments provided for in this Section
30.3 result in an increase in the Series A Redemption Price, Series A Liquidation Value, Series A Original Purchase Price, Series B Redemption Price, Series B Liquidation Value, Series B Stated Value, Series C Redemption Price, Series C Liquidation Value, Series C Stated Value, Series D Redemption Price, Series D Liquidation Value, Series D Stated Value, Series E Redemption Price, Series E Liquidation Value, or Series E Stated Value of more than $.13, subject to adjustment as to such $.13 for stock splits, stock dividends, stock combinations and recapitalizations of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred.

          30.3.6  The "Fair Market Value" of any amount received other than in
                  ----------------------
the form of immediately available funds is: (i) if a security traded on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market System, or a foreign exchange of prominence similar to the foregoing, the average closing price (or if not so quoted the average of the last quoted bid and ask prices) during the fifteen (15) trading days preceding the closing of the transaction whereby the Shareholders receive such security; and, otherwise (ii) the fair market value of such other property as determined by mutual agreement among O'Crowley, the Company, and the holders of not less than 50% of the Series B Preferred, Series C Preferred and Series D Preferred, each treated as a separate class on an as-converted basis, or, if the parties are unable to agree, as determined based upon what a seller under no compulsion to sell would receive from a willing buyer by a nationally recognized independent investment banking firm selected by mutual agreement among O'Crowley, the Company and the holders of not less than 50% of the Series B Preferred (including in such as converted amount Common Stock issuable on the exercise of the Series NB Warrant), Series C Preferred and Series D Preferred, each treated as a separate class on an as-converted basis.

          30.3.7. Except in the case of a Spider Deficit Distribution, this
Section 30 shall not reduce the amount receivable by holders of Common Stock, including Common Stock issued upon conversion of Preferred Stock, in a liquidation of the Corporation. If a Liquidation of Spider or Trading Period End has not then occurred, this Section 30 shall terminate upon the earlier of a dissolution, liquidation or winding up of the Corporation or an initial public offering of the Corporation's Common Stock pursuant to which all Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred is converted to Common Stock.

          30.3.8. For purposes of Sections 30.3.2(a) and 30.3.6., when referring to Intek, the terms "dissolution," "liquidation," and "winding up" are used as such terms are used in Sections 3.1.4, 3.2.4, 3.3.4, 3.4.4., and 3.5.4. of the Certificate and the term "redemption" refers to a redemption pursuant to Sections 3.1.6(c), 3.2.6, 3.3.6., 3.4.6 or 3.5.6. of the Certificate.

          This Amended and Restated Shareholders' and Voting Rights Agreement shall become effective upon execution by those persons whose execution is required by Section 17 of the Original Agreement (as this Agreement has the effect of an amendment thereof), notwithstanding that all current shareholders of the Company are listed below as signatories hereto.

     IN WITNESS WHEREOF, the parties hereto have executed Intek Information, Inc.'s Amended and Restated Shareholders' and Voting Agreement on the day and year first above written.

/s/ Timothy C. O'Crowley            /s/ Franklin D. Richards
----------------------------        ------------------------------------
Timothy C. O'Crowley*               Franklin D. Richards

                                    /s/ Patrick  F. O'Neal
____________________________        ------------------------------------
Tyce M. Fields                      Patrick F. O'Neal, on behalf of Eden
                                    Financial Group, Inc., Capital Accumulation
                                    and Profit Sharing Plan FBO
____________________________        Patrick F. O'Neal
James M. Fields

                                    /s/ Patrick F. O'Neal
____________________________        ------------------------------------
Joan M. Fields                      Patrick F. O'Neal


____________________________        ____________________________________
Stephen J. Darnell                  Michael E. Ford


____________________________        ____________________________________
Thomas M. Rocca                     John Steuart


____________________________        ____________________________________
Craig Barton                        Jeffrey B. Hanes


____________________________        ____________________________________
Jeffrey Martin, Trustee             Thomas Dennard
The Jeffrey B. Martin
Revocable Trust Dated
June 14, 1994


____________________________        ____________________________________
Lock W. Ireland                     Joseph A. Shaffer


____________________________        ____________________________________
H. Jackson Upchurch, Jr.            Bradley Norton


/s/ Stephen S. Hyde
----------------------------        ____________________________________
Stephen S. Hyde                     Douglas Scott


____________________________        ____________________________________
Jeanette H. Fairbairn, as JTWROS    Roger A. Frasier, as JTWROS
with Ralph R. Fraiser and           with Gary E. Fraiser and
Gary E. Fraiser                     Jeanette H. Fairbairn

________________________________       ____________________________________
Lawrence Glaze                         Gary E. Frasier, as JTWROS
                                       with Jeanette H. Fairbairn and
                                       Roger A Fraiser


________________________________       ____________________________________
Jack C. Ellsworth, JTWROS              Mary L. Ellsworth, JTWROS
with Mary L. Ellsworth                 with Jack C. Ellsworth


/s/ Rick L. Weller
--------------------------------       ____________________________________
Rick L. Weller                         Jonathan H. Yellen


________________________________       ____________________________________
Paul A. Tartre                         Loretta K. Yellen

BAIN & COMPANY, INC.

By:  /s/ Colin F. Anderson
   -----------------------------       ____________________________________
Name:  Colin F. Anderson               Richard D. Yellen
Title:  Finance Director

SQUAM LAKE INVESTORS II, L.P.

By: GPI, Inc., its managing general
    partner

By:    Colin F. Anderson
   -----------------------------       ____________________________________
Name:  Colin F. Anderson               Mark Parfrey
Title: President of GPI, Inc.
       Managing General Partner

RESOURCE BANCSHARES CORPORATION*

By:    /s/ D. W. Johnson
   -----------------------------       ____________________________________
Name:  D. W. Johnson                   Jim Diaz
Title: President and C.E.O.
Address: 1901 Main Street, Suite 650
         Columbia, SC 29201            ____________________________________
                                       Linda Maes
INTEK INFORMATION, INC.*

By:    /s/ Timothy C. O'Crowley
   ------------------------------      ____________________________________
    Timothy C. O'Crowley               Sharon L. Miller
    Chief Executive Officer and
    President

            Amended and Restated Shareholders' and Voting Agreement

CONNING CAPITAL* PARTNERS V, L.P.
By:  Conning Investment Partners V, LLC, its General Partner
By:  Conning & Company, its  Manager Member

By: /s/ Gregory L. Batton
   ------------------------------------
Title: Vice President
      ---------------------------------
Address: City Place II, 185 Asylum Street,
         Hartford  CT 06103-4105

THE BEACON GROUP III - FOCUS VALUE FUND, L.P.*
By:  Focus Value GP, Inc., its member
By:  Beacon Focus Value Investors, LLC, its general partner

By:  /s/ Eric Wilkinson
   ------------------------------------
Title:  Managing Director
      ---------------------------------
Address: 399 Park Avenue,
         New York, New York 10022

U.S. INFORMATION TECHNOLOGY FINANCING, L.P.*

By:  /s/ Shozo Okuda
   ------------------------------------
Name: Shozo Okuda
     ----------------------------------
Title: Managing Director
      ---------------------------------
Address: 777 108/th/ Avenue NE, Suite 2300
         Bellevue, WA 98004

ENCOMPASS GROUP, INC.*

By: /s/ Shozo Okuda
   ------------------------------------
Name: Shozo Okuda
     ----------------------------------
Title: Chairman
      ---------------------------------
Address: 777 108/th/ Avenue NE, Suite 2300
         Bellevue, WA 98004

TRANS COSMOS USA, INC.*

By: /s/ Shozo Okuda
   ------------------------------------
Name: Shozo Okuda
     ----------------------------------
Title:  Chairman
      ---------------------------------
Address: 777 108/th/ Avenue NE, Suite 2300
        Bellevue, WA 98004

            Amended and Restated Shareholders' and Voting Agreement

BVCF IV, L.P. *

By:  J.W. Path Associates, LLC,
     its General Partner

By:  Brinson Venture Management, LLC,
     its Attorney-in-fact

By:  Brinson Partners, Inc.,
     its Managing Member


By:  /s/ Thomas D. Berman
   -----------------------------------
     Thomas D. Berman
     Executive Director
     Address: 209 S. LaSalle Street
              Chicago, IL 60604

SONY ELECTRONICS, INC.


By: /s/ MICHAEL EHLERS
    ----------------------------------
    Vice President, Sony Electronics, Inc.
    Address:  16450 W. Bernardo Drive
              San Diego, CA 92127

PROSPERO HOLDINGS, LLC


By:    ________________________________
Name:  ________________________________
       Dan Donovan
Title: ________________________________
Address:  103 North Park Avenue
          Easton, CT 06612


______________________________________
Paul Cameron Brown
10257 Jeraback Drive
San Diego, CA 92131

CBJ HOLDINGS FIVE, LLC

By:    ________________________________
Name:  ________________________________
       David J. Cook
Title: ________________________________
Address:  1900 15/th/ Street
          Boulder, CO 80302

GALLAGHER ENTERPRISES, INC.

By:    ________________________________
Name:  ________________________________
       K.C. Gallagher
Title: ________________________________
Address:  370 17/th/ Street, Suite 5600
          Denver, CO 80202

THE HAMILTON COMPANIES, LLC

By:    ________________________________
Name:  ________________________________
       Frederic C. Hamilton
Title: ________________________________
Address:      1560 Broadway, Suite 2200
              Denver, CO 80202

_______________________________________
Stanley A. Jorgenson
3645 Elliott Street
San Diego, CA 92106

MARKET STREET PARTNERS

By:    _________________________________
Name:  _________________________________
Title:  ________________________________
Address:  1401 17/th/ Street, Suite 750
  Denver, CO 80202

________________________________________
Benny Barco
20 Cali Court
Pleasanton, CA 94566

            Amended and Restated Shareholders' and Voting Agreement

                                SCHEDULE 13.1(d)

                        CONSENTS REQUIRED BY SHAREHOLDER

                                SCHEDULE 13.2(a)

                  CAPITALIZATION TABLE LISTING SECURITYHOLDERS
                                   (Attached)

                                SCHEDULE 13.2(b)

The Registration Rights Agreements
The agreements referred to in sections 5.6(h), (i), (k), (l) and (m)

                                  SCHEDULE 23

           ADDRESS FOR SHAREHOLDERS NOTICES IF NOT ON SIGNATURE PAGE

Timothy C. O'Crowley                              Douglas D. Scott
Intek Information, Inc.                           1705 Viewpoint Road
5619 DTC Parkway, 12/th/ Floor                    Boulder, CO 80303
Englewood, CO 80111
                                                  John Steuart
Frank D. Richards                                 2033 Hearst Avenue
Intek Information, Inc.                           Berkeley, CA 94709
5619 DTC Parkway, 12/th/ Floor
Englewood, CO 80111                               Craig Barton
                                                  525 Vista Rio Court
Tyce M. Fields                                    Woodbridge, CA 95258
270 Redwood Shores Pkwy. PMB#710
Redwood City, CA 94065                            Jeffrey B. Hanes
                                                  6420 Wenoga Road
Patrick F. O'Neal                                 Mission Hills, KS 66208
Intek Information, Inc.
5619 DTC Parkway, 12/th/ Floor                    Jeffrey Martin
Englewood, CO 80111                               67 Glenmoor
                                                  Englewood, CO 80110
Patrick F. O'Neal, on behalf
of Eden Financial Group, Inc.                     Sharon L. Miller
2397 Daisy Lane                                   189 Hampton Road
Golden, CO 80401                                  Hayward, CA 94541

Joan M. and James M. Fields                       Thomas Dennard
4053 Walnut Drive                                 c/o Laureate Capital Corporation
Pleasanton, CA 94566                              227 W. Trade Street, Suite 400
                                                  Charlotte, NC 28202
Stephen J. Darnell
7501 Driftwood Way                                Lock W. Ireland and Anne F. Ireland
Pleasanton, CA 94566                              2211 Alicia Lane
                                                  Atlantic Beach, FL 32233
Michael E. Ford
190 Eudora Street                                 Joseph A. Shaffer
Denver, CO 80220                                  c/o Laureate Capital Corp.
                                                  227 West Trade Street, Suite 400
Thomas M. Rocca                                   Charlotte, NC 28202
9568 E. Hidden Hill Lane
Littleton, CO 80124                               Bradley S. Norton
                                                  999 Morewood Parkway
                                                  Rocky River, OH 44116

Steven Hyde
IG Ventures, Ltd.                                 Loretta K. and Richard D. Yellen
31 Broadmoor Avenue                               103 Surrey Run
Colorado Springs, CO 80906                        Williamsville, NY 14221

H. Jackson Upchurch, Jr.                          Paul A. Tartre
    and Donna W. Upchurch                         Intek Information, Inc.
c/o Resource Bancshares Corp.                     1455 Frazee Rd., Suite 220
1901 Main Street, Suite 650                       San Diego, CA 92108
Columbia, SC 29201
                                                  BAIN & COMPANY, INC.
Jeanette H. Fairbairn                             Gary Wilkinson, Treasurer
2439 MacArthur Parkway                            2 Copley Place
Lodi, CA 95242                                    Boston, MA 02116

Roger A. Frasier                                  SQUAM LAKE INVESTORS II, L.P.
45780 Indian Canyon Road                          By:  GPI, Inc., its managing general partner
Indian Wells, CA 92210                            c/o Bain & Company, Inc.
                                                  Attn: Gary Wilkinson, Treasurer
Gary E. Frasier                                   2 Copley Place
45780 Indian Canyon Road                          Boston, MA 02116
Indian Wells, CA 92210
                                                  RESOURCE BANCSHARES CORPORATION
Lawrence C. Glaze                                 D.W. Johnson, Chairman and CEO
800 W. 47/th/ Street, #300                        1901 Main Street, Suite 650
Kansas City, MO 64112                             Columbia, SC 29201

Jack C. and Mary L. Ellsworth                     INTEK INFORMATION, INC.
180 Knob Road                                     Timothy C. O'Crowley, President
Tisgah Forest, NC 28768                           5619 DTC Parkway, 12/th/ Floor
                                                  Englewood, CO 80111
Mark Parfrey
2135 1/2 Froude Street                            CONNING CAPITAL PARTNERS V, L.P.
San Diego, CA 92107                               Attn: Steve Piaker
                                                  City Place II, 9/th/ Floor
Linda Maes                                        185 Asylum Street,
3839 Brookdale Blvd.                              Hartford CT 06103-4105
Castro Valley, CA 94546
                                                  THE BEACON GROUP III - FOCUS VALUE FUND, L.P.
Jim Diaz                                          Attn: Harold (Hal) Pote
3150 S. Jasmine Way                               399 Park Avenue
Denver, CO 80222                                  New York, NY 10022

Rick L. Weller                                    U.S. Information Technology Financing, L.P.
8548 Colonial Drive                               Attn: Stephen Knight
Littleton, CO 80124                               777 108/th/ Avenue NE, Suite 2300
                                                  Bellevue, WA 98004
Jonathan H. Yellen
1349 Lexington Avenue, Apt. 5B
New York, NY 10128

                                                  CBJ Holdings Five, LLC
Encompass Group, Inc.                             c/o David J. Cook
Attn: Stephen Knight                              1900 15/th/ Street
777 108/th/ Avenue NE, Suite 2300                 Boulder, CO 80302
Bellevue, WA 98004
                                                  Gallagher Enterprises, Inc.
Trans Cosmos USA, Inc.                            c/o K.C. Gallagher
Attn: Stephen Knight                              370 17/th/ Street, Suite 5600
777 108/th/ Avenue NE, Suite 2300                 Denver, CO 80202
Bellevue, WA 98004
                                                  The Hamilton Companies, LLC
BVCF IV, L.P.                                     c/o Frederic C. Hamilton
Attn: Thomas Berman                               1560 Broadway, Suite 2200
209 S. LaSalle StreetChicago, IL 60604            Denver, CO 80202

Prospero Holdings, LLC                            Stanley A. Jorgenson
Attn: Dan Donovan                                 3645 Elliott Street
103 North Park Avenue                             San Diego, CA 92106
Easton, CT 06612
                                                  Market Street Partners
Paul Cameron Brown                                1401 17/th/ Street, Suite 750
10257 Jeraback Drive                              Denver, CO 80202
San Diego, CA 92131